
                                                                    EXHIBIT 4.29

                                                                  CONFORMED COPY

                             DATED 27TH MARCH, 2003

                             MARCONI CORPORATION PLC

                                   MARCONI PLC

                              REGENT ESCROW LIMITED

                              THE BANK OF NEW YORK
 (IN ITS CAPACITIES AS DISTRIBUTION AGENT AND TRUSTEE AND BOOK-ENTRY DEPOSITARY
                        IN RESPECT OF THE YANKEE BONDS )

                   THE LAW DEBENTURE TRUST CORPORATION p.l.c.

                                     ANCRANE

                         BONDHOLDER COMMUNICATIONS GROUP

                                       AND

                             THE SCHEME SUPERVISORS

              ----------------------------------------------------

                        ESCROW AND DISTRIBUTION AGREEMENT

              ----------------------------------------------------

                                  ALLEN & OVERY
                                     London

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                                    CONTENTS

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                                                                                            PAGE
CLAUSE

1.       Interpretation...................................................................    2
2.       Conditions Precedent, Commencement and Accession.................................    6
3.       Agreement to Act.................................................................    7
4.       Corp Declaration of Trust........................................................    7
5.       Establishment of Escrow Accounts.................................................    8
6.       Undertakings.....................................................................   10
7.       Distributions under the Corp Scheme..............................................   12
8.       Distributions under the plc Scheme...............................................   18
9.       Rights, Powers and Duties of the Escrow Trustee and the Distribution Agent.......   23
10.      Covenants of the Escrow Trustee..................................................   27
11.      Investments......................................................................   28
12.      Conduct of Taxation Matters......................................................   28
13.      Termination......................................................................   32
14.      Representations and Warranties...................................................   33
15.      Exclusion of Personal Liability..................................................   33
16.      Exclusion of Liability...........................................................   33
17.      Fees and Expenses................................................................   34
18.      Further Assurance................................................................   34
19.      Further Terms and Conditions.....................................................   34
20.      Counterparts.....................................................................   35
21.      Notices..........................................................................   35
22.      Third Party Rights...............................................................   36
23.      Governing Law and Jurisdiction...................................................   36

SCHEDULE

1.       Form of Accession Letter.........................................................   38
2.       Form of Ancrane Direction Letter.................................................   40
3.       Form of Instruction Letter to the Registrars.....................................   43

SIGNATORIES...............................................................................   45

THIS AGREEMENT is made by way of deed on 27th March, 2003 BETWEEN:

(1) MARCONI CORPORATION PLC, a public limited company incorporated in England and Wales with registered number 00067307 ("CORP");

(2) MARCONI PLC, a public limited company incorporated in England and Wales with registered number 03846429 ("PLC");

(3) REGENT ESCROW LIMITED, a limited liability company incorporated in England and Wales with registered number 4659445 ("ESCROW TRUSTEE");

(4) THE BANK OF NEW YORK, a New York banking corporation acting through its London branch (in its capacity as distribution agent, the "DISTRIBUTION AGENT" and in its capacity as Trustee and Book-Entry Depositary of the Yankee Bonds (as defined in the Schemes which expression is, in turn, defined below), "BoNY");

(5) THE LAW DEBENTURE TRUST CORPORATION p.l.c., a public limited company incorporated in England and Wales with registered number 01675231 (in its capacity as trustee of the Eurobonds, the "EUROBOND TRUSTEE");

(6) ANCRANE, an unlimited liability company incorporated in England and Wales with registered number 4308188 ("ANCRANE");

(7) BONDHOLDER COMMUNICATIONS GROUP, a New York corporation ("BONDHOLDER COMMUNICATIONS"); and

(8) subject to their accession as provided in clause 2(4), PHILIP WALLACE and RICHARD HEIS of KPMG, 8 Salisbury Square, London EC4Y 8BB (the "SUPERVISORS", which expression shall include any other persons holding office as Supervisor of the Schemes from time to time).

WHEREAS:

(A) Corp proposes to enter into a scheme of arrangement (the "CORP SCHEME") under section 425 of the Companies Act 1985 (the "ACT") with its Scheme Creditors (as defined in the Corp Scheme).

(B) Plc also proposes to enter into a scheme of arrangement (the "PLC SCHEME", together with the Corp Scheme, the "SCHEMES" and each a "SCHEME") under section 425 of the Act with its Scheme Creditors (as defined in the plc Scheme).

(C) The Corp Scheme and the plc Scheme are set out in sections II and III respectively of the circular (the "SCHEME DOCUMENT") relating to the Schemes prepared by Corp and plc incorporating an explanatory statement in accordance with section 426 of the Act and filed with the court on 20th March, 2003 as the same may be approved or modified by the court.

(D) Philip Wallace and Richard Heis are expected to be appointed as Supervisors by the Court on the Effective Date and to undertake to the court to be bound to carry out their designated functions under each Scheme. Upon their appointment as Supervisors, it is anticipated that the Supervisors will accede to this Agreement.

(E) Each Scheme provides for the appointment of an escrow trustee and a distribution agent who will be responsible for, amongst other things, holding the Scheme Consideration (as

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                                       2

         separately defined in each Scheme) on trust for and distributing the Scheme Consideration to the relevant Scheme Creditors and Designated Recipients (as both of these terms are defined in the Schemes) who become entitled thereto pursuant to the operation of the relevant Scheme.

(F) The Escrow Trustee has been incorporated for the sole purpose of acting as trustee in respect of the Scheme Consideration under the Schemes. The Distribution Agent will agree on the terms of this Agreement to act as custodian of the Trust Funds for the Escrow Trustee and to distribute the Scheme Consideration to Admitted Scheme Creditors and Designated Recipients in accordance with the terms of the Schemes and this Agreement.

(G) Each of the Escrow Trustee, the Distribution Agent, the Supervisors, the Eurobond Trustee, BoNY and Bondholder Communications will undertake to the court to act in accordance with the terms of this Agreement.

(H) This Agreement is entered into in contemplation of, and certain provisions of this Agreement are conditional upon, either or both of the Schemes becoming effective.

(I) It is the intention of the parties that this Agreement be executed as a deed.

IT IS AGREED AND THIS DEED WITNESSES as follows:

1.       INTERPRETATION

(1) Capitalised terms used in this Agreement have the meanings given to them in each Scheme unless otherwise expressly provided.

(2)      In this Agreement:

         "ACCESSION LETTER" means the letter to be executed as a deed by the Supervisors on the Effective Date in or substantially in the form set out in Schedule 1 to this Agreement, pursuant to its undertaking to the court;

         "ADMITTED KNOWN CORP SCHEME CREDITORS ESCROW ACCOUNTS" means each of the following accounts:

         (i) the interest bearing cash account to be established under the designation Marconi Admitted Known Corp Scheme Creditors Trust Account with The Bank of New York, One Canada Square, London E14 5AL; and

         (ii) the securities account to be established under the designation Marconi Admitted Known Corp Scheme Creditors Trust Account with The Bank of New York, account number 490320 and a reference to one or more Admitted Known Corp Scheme Creditors Escrow Accounts is a reference to any one or more of those accounts;

         "ADMITTED KNOWN CORP SCHEME CREDITORS FUND" means the assets paid into or allocated to the Admitted Known Corp Scheme Creditors Escrow Accounts in accordance with clause 5 as the same may be increased or reduced in accordance with clauses 6, 7 and 11;

         "ADMITTED KNOWN PLC SCHEME CREDITORS ESCROW ACCOUNTS" means each of the following accounts:

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                                       3

         (i) the interest bearing cash account to be established under the designation Marconi Admitted Known plc Scheme Creditors Trust Account with The Bank of New York, One Canada Square, London E14 5AL; and

         (ii) the securities account to be established under the designation Marconi Admitted Known plc Scheme Creditors Trust Account with The Bank of New York, account number 490327 and a reference to one or more Admitted Known plc Scheme Creditors Escrow Accounts is a reference to any one or more of those accounts;

         "ADMITTED KNOWN PLC SCHEME CREDITORS FUND" means the assets paid into or allocated to the Admitted Known plc Scheme Creditors Escrow Accounts in accordance with clause 5 as the same may be increased or reduced in accordance with clauses 6, 8 and 11;

         "ANCRANE DIRECTION LETTER" means the letter to be executed as a deed by Ancrane in or substantially in the form set out in Schedule 2 to this Agreement;

         "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme;

         "CORPORATE EXPENSES ACCOUNT" means the current account at The Bank of New York established by the Escrow Trustee for the sole purpose of depositing the fees it will receive for acting as Escrow Trustee in accordance with clause 17 of this Agreement, for depositing any sum it receives under the indemnity given by Corp set out in clause 9(4) of this Agreement and for making Permitted Withdrawals;

         "CORPORATE NOMINEE" means the corporate nominee service to be operated by Computershare Investor Services PLC on behalf of Corp in respect of part of the plc Shareholder Stock and the Warrants referred to in the Letter of Instruction (as defined below);

         "CUSTODY INSTRUCTIONS" means instructions given by an Account Holder to Euroclear, Clearstream, Luxembourg or DTC, as the case may be, to block from trading the Bonds identified in an Account Holder Letter and which must be given no later than 5.00 p.m. (local time) on the Business Day immediately prior to the date on which that Account Holder Letter is delivered to Bondholder Communications;

         "DISTRIBUTION AGENT FEE LETTER" means a letter dated 14th March, 2003 from the Distribution Agent to the Supervisors, Corp and plc setting out the fees and expenses of the Distribution Agent;

         "DTC" means The Depository Trust Company of New York;

         "ESCROW ACCOUNTS" means each of the Admitted Known Corp Scheme Creditors Escrow Accounts, the Unadmitted Known Corp Scheme Creditors Escrow Accounts, the Reserve Corp Scheme Creditors Escrow Accounts and the plc Shareholders Account (such accounts, together, the "CORP ESCROW ACCOUNTS") and each of the Admitted Known plc Scheme Creditors Escrow Accounts, the Unadmitted Known plc Scheme Creditors Accounts and the Reserve plc Scheme Creditors Accounts (such accounts, together, the "PLC ESCROW ACCOUNTS");

         "ESCROW TAX FUND" means a fund of not more than L 4,500,000 set aside by Corp comprising any input value added tax recovered by Corp (whether by means of a payment from HM

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                                       4

         Customs & Excise or by way of reduction of the output value added tax for which Corp would otherwise be required to account to HM Customs & Excise) incurred in relation to the issue of New Shares or New Notes under the Corp Scheme;

         "ESCROW TRUSTEE FEE LETTER" means a letter dated the date of this Agreement from the Escrow Trustee to the Supervisors, Corp and plc setting out of the fees and expenses of the Escrow Trustee;

         "EUROBOND MEETING" means a meeting of holders of a series of the Eurobonds, duly convened and held in accordance with the terms of the relevant Trust Deed;

         "EUROCLEAR" means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

         "LETTER OF INSTRUCTION" means the letter of instruction from Corp, the Escrow Trustee and the Distribution Agent to Computershare Investor Services PLC in or substantially in the form set out as Schedule 3 to this Agreement;

         "PERMITTED WITHDRAWAL" means any withdrawal by the Escrow Trustee from the Corporate Expenses Account for the sole purpose of paying for one or more of the following expenses:

         (i) any expense arising under, or contemplated by, the terms of this Agreement; and

         (ii) any expense incurred in order to comply with its obligations under the Act (including, but without limitation to the generality of the foregoing, any expenses incurred in making any requisite annual or other filings at Companies House) or any other law or regulation applicable to companies generally;

         "PLC SHAREHOLDERS ACCOUNT" means the securities account to be established under the designation Marconi plc Shareholders Trust Account with The Bank of New York, account number 490328;

         "PLC SHAREHOLDERS FUND" means the assets allocated to the plc Shareholders Account in accordance with clause 5 as the same may be reduced in accordance with clause 7(9);

         "RESERVE CORP SCHEME CREDITORS ESCROW ACCOUNTS" means each of the following accounts:

         (i) the interest bearing cash account to be established under the designation Marconi Reserve Corp Scheme Creditors Trust Account with The Bank of New York, One Canada Square, London E14 5AL; and

         (ii) the securities account to be established under the designation Marconi Reserve Corp Scheme Creditors Trust Account with The Bank of New York, account number 490322 and a reference to one or more Reserve Corp Scheme Creditors Escrow Accounts is a reference to any one or more of those Accounts;

         "RESERVE CORP SCHEME CREDITORS FUND" means the assets paid into or allocated to the Reserve Corp Scheme Creditors Escrow Accounts in accordance with clause 5 as the same may be increased or reduced in accordance with clauses 6, 7 and 11;

         "RESERVE PLC SCHEME CREDITORS ESCROW ACCOUNTS" means each of the following accounts:

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                                       5

         (i) the interest bearing cash account to be established under the designation Marconi Reserve plc Scheme Creditors Trust Account with The Bank of New York, One Canada Square, London E14 5AL; and

         (ii) the securities account to be established under the designation Marconi Reserve plc Scheme Creditors Trust Account with The Bank of New York, account number 490326 and a reference to one or more Reserve plc Scheme Creditors Accounts is a reference to any one or more of those accounts;

         "RESERVE PLC SCHEME CREDITORS FUND" means the assets paid into or allocated to the Reserve plc Scheme Creditors Escrow Accounts in accordance with clause 5 as the same may be increased or reduced in accordance with clauses 6, 8 and 11;

         "SECURITY INTEREST" means any mortgage or sub-mortgage, standard security, sub-standard security, charge or sub-charge (whether legal or equitable), encumbrance, pledge, lien, hypothecation, assignment by way of security, assignation in security or other security interest or title retention arrangement any agreement, trust or arrangement having substantially the same economic or financial effect as any of the foregoing;

         "TRANSFER NOTICE" means an irrevocable notice served by the Supervisors on the Escrow Trustee (with a copy to the Distribution Agent) instructing the Escrow Trustee to cause the Distribution Agent to credit or transfer any Scheme Consideration to or between any Escrow Accounts;

         "TRUSTEES" means the Eurobond Trustee and BoNY (in its capacity as trustee of the Yankee Bonds);

         "TRUST FUNDS" means the Admitted Known Corp Scheme Creditors Fund, the Admitted Known plc Scheme Creditors Fund, the plc Shareholders Fund, the Reserve Corp Scheme Creditors Fund, the Reserve plc Scheme Creditors Fund, the Unadmitted Known Corp Scheme Creditors Fund and the Unadmitted Known plc Scheme Creditors Fund;

         "UNADMITTED KNOWN CORP SCHEME CREDITORS ESCROW ACCOUNTS" means each of the following accounts:

         (i) the interest bearing cash account to be established under the designation Marconi Unadmitted Known Corp Scheme Creditors Trust Account with The Bank of New York, One Canada Square, London E14 5AL; and

         (ii) the securities account to be established under the designation Marconi Unadmitted Known Corp Scheme Creditors Trust Account with The Bank of New York, account number 490321,

         and a reference to one or more Unadmitted Known Corp Scheme Creditors Escrow Accounts is a reference to any one or more of those Accounts;

         "UNADMITTED KNOWN CORP SCHEME CREDITORS FUND" means the assets paid into or allocated to the Unadmitted Known Corp Scheme Creditors Escrow Accounts in accordance with clause 5 as the same may be increased or reduced in accordance with clauses 6, 7 and 11;

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                                       6

         "UNADMITTED KNOWN PLC SCHEME CREDITORS ESCROW ACCOUNTS" means each of the following accounts:

         (i) the interest bearing cash account to be established under the designation Marconi Unadmitted Known plc Scheme Creditors Trust Account with The Bank of New York, One Canada Square, London E14 5AL; and

         (ii) the securities account to be established under the designation Marconi Unadmitted Known plc Scheme Creditors Trust Account with The Bank of New York, account number 490325 and a reference to one or more Unadmitted Known plc Scheme Creditors Escrow Accounts is a reference to any one or more of those Accounts; and

         "UNADMITTED KNOWN PLC SCHEME CREDITORS FUND" means the assets paid into or allocated to the Unadmitted Known plc Scheme Creditors Escrow Accounts in accordance with clause 5 as the same may be increased or reduced in accordance with clauses 6, 8 and 11.

(3)      In this Agreement:

         (a) references to a person include an individual, firm, partnership, company, corporation, unincorporated body of persons and any state or state agency;

         (b) references to a natural person include his estate and personal representatives;

         (c) references to a party to this Agreement include references to the successors or assigns (immediate or otherwise) of that party; and

         (d) references to the singular include the plural and vice versa and words importing one gender shall include all genders.

(4) In this Agreement any reference, express or implied, to an enactment includes references to:

         (a) that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the signature of this Agreement);

         (b) any enactment which that enactment re-enacts (with or without modification); and

         (c) any subordinate legislation made (before or after the signature of this Agreement) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above or under any enactment referred to in paragraph (b) above, and "ENACTMENT" includes any legislation in any jurisdiction.

(5) Sub-clauses (1) to (4) above apply unless the contrary intention appears.

(6)      The headings in this Agreement do not affect its interpretation.

2.       CONDITIONS PRECEDENT, COMMENCEMENT AND ACCESSION

(1) Save as provided in clauses 3, 13, 18, 19 and 21 and in sub-clauses (2) to (4) below, the obligations of the parties pursuant to this Agreement shall have effect from the Effective Time of the Corp Scheme as regards matters relevant to the Corp Scheme and the Effective Time of

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                                       7

         the plc Scheme as regards matters relevant to the plc Scheme. For the avoidance of doubt, if the Effective Time does not occur under the plc Scheme, this circumstance will have no effect on the provisions in this Agreement relating to the Corp Scheme if the Effective Time occurs under the Corp Scheme.

(2) Corp shall notify promptly each of the other parties to this Agreement upon the occurrence of the Effective Time of the Corp Scheme and plc shall notify promptly each of the other parties to this Agreement upon the occurrence of the Effective Time of the plc Scheme.

(3) The obligations of Corp set out in clause 4 of this Agreement and of the Escrow Trustee set out in clause 5(1) of this Agreement, respectively, shall have effect from the date of this Agreement.

(4) Prior to the Effective Time, this Agreement shall operate as a contract between each of the parties to it other than the Supervisors. Accordingly, each of the parties to this Agreement (other than the Supervisors) acknowledges that following the appointment by the Court of Philip Wallace and Richard Heis as Supervisors, the Supervisors will become parties to this Agreement by executing the Accession Letter on the Effective Date. Prior to their execution of the Accession Letter, no provision of this Agreement shall operate to confer any right or impose any obligation on the Supervisors.

3.       AGREEMENT TO ACT

(1) The Escrow Trustee hereby agrees to act as trustee in relation to each Scheme on the terms of this Agreement.

(2) The Escrow Trustee shall apply the Scheme Consideration received by it in accordance with the terms of the Scheme pursuant to which it was received and agrees that its holding of Scheme Consideration on bare trusts for Scheme Creditors shall not affect the principles under which Scheme Consideration is distributed in accordance with the terms of each Scheme.

(3) The Distribution Agent hereby agrees to act as custodian of the Trust Funds and as distribution agent in relation to the Scheme Consideration under each Scheme.

4.       CORP DECLARATION OF TRUST

         Corp hereby declares as follows:

         (a) it holds 1,000 fully paid ordinary shares of L 1.00 each (the "ESCROW TRUSTEE SHARES") in the Escrow Trustee (being the Escrow Trustee's entire issued share capital) on an irrevocable bare trust for the Scheme Creditors of each of the Corp Scheme and plc Scheme and each Designated Recipient absolutely;

         (b) it will hold all dividends and other distributions of profits or assets in respect of the Escrow Trustee Shares and all other property and rights arising out of or derived from the Escrow Trustee Shares on trust for the Scheme Creditors of each of the Corp Scheme and plc Scheme and each Designated Recipient absolutely in the same manner as the Escrow Trustee Shares and references to the Escrow Trustee Shares will be construed accordingly;

         (c) it will only deal with and dispose of the Escrow Trustee Shares and exercise all rights conferred by its holding of the Escrow Trustee Shares as the Supervisors direct; and

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                                       8

         (d) the power of appointing a new trustee or new trustees is vested in the Supervisors.

5.       ESTABLISHMENT OF ESCROW ACCOUNTS

(1) As soon as reasonably practicable after the date of this Agreement the Escrow Trustee shall establish the Escrow Accounts and each such account shall be designated by the Escrow Trustee as a trust account. The Escrow Trustee shall provide to the Prospective Supervisors, Corp and plc prompt confirmation of the establishment of the Escrow Accounts.

(2) On the Effective Date, Corp shall transfer, issue and allot the Basic Scheme Consideration and the plc Shareholder Stock to the Escrow Trustee or, in the case of any New Shares comprised therein, to its nominee to be held by the Escrow Trustee on the trusts set out in sub-clause (7) below and to be paid into or allocated to the following Escrow Accounts:

         (a) in the case of the portion of the Known Claims Segment which is to be distributed in accordance with the First Initial Distribution Notice, the relevant Admitted Known Corp Scheme Creditors Escrow Account;

         (b) in the case of the balance of the Known Claims Segment, the relevant Unadmitted Known Corp Scheme Creditors Escrow Account;

         (c) in the case of the Reserve Claims Segment, the relevant Reserve Corp Scheme Creditors Escrow Account; and

         (d) in the case of the plc Shareholder Stock, the plc Shareholders' Account.

         Except where defined herein, capitalised terms used in sub-clauses (2) and (3) of this clause 5 have the meanings given to them in the Corp Scheme.

(3) Any Scheme Consideration, not being Basic Scheme Consideration, shall be paid into or allocated to the relevant Escrow Accounts by Corp in the manner directed by the Supervisors (acting in accordance with the authority given to them in the Corp Scheme) by a Transfer Notice.

(4) On the Effective Date, plc shall, in accordance with clause 34 of the plc Scheme, direct that the Basic Scheme Consideration shall be transferred to the Escrow Trustee to be held by the Escrow Trustee on the trusts set out in sub-clause (7) below and to be paid into or allocated to the following Escrow Accounts:

         (a) in the case of the portion of the Known Claims Segment which is to be distributed in accordance with the First Initial Distribution Notice, the relevant Admitted Known plc Scheme Creditors Escrow Account;

         (b) in the case of the balance of the Known Claims Segment, the relevant Unadmitted Known plc Scheme Creditors Escrow Account; and

         (c) in the case of the Reserve Claims Segment, the relevant Reserve plc Scheme Creditors Escrow Account.

         Except where defined herein, capitalised terms used in sub-clauses (4) and (5) of this clause 5 have the meanings given to them in the plc Scheme.

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                                       9

(5) Any Scheme Consideration, not being Basic Scheme Consideration, shall be paid into or allocated to the relevant Escrow Accounts by plc in the manner directed by the Supervisors (acting in accordance with the authority given to them under the plc Scheme) by a Transfer Notice.

(6) The Escrow Trustee shall, promptly after receipt of any Scheme Consideration pursuant to any of sub-clauses (2) to (5) above, provide:

         (a) to Corp and the Supervisors an acknowledgement of the receipt of each part of the Scheme Consideration (as defined in the Corp Scheme) and plc Shareholder Stock transferred, issued and allotted to it; and

         (b) to plc and the Supervisors an acknowledgement of the receipt of each part of the Scheme Consideration (as defined in the plc Scheme) transferred to it.

         The Escrow Trustee shall maintain records of all its dealings with the Scheme Consideration and shall make such records (or copies thereof) available to Corp, plc and the Supervisors at all reasonable times upon request.

(7)      The Escrow Trustee shall hold:

         (a) the Admitted Known Corp Scheme Creditors Fund on bare trust for the Admitted Known Creditors named in the First Initial Distribution Notice absolutely in proportion to their respective entitlements to the First Initial Distribution under clause 23 of the Corp Scheme;

         (b) the Unadmitted Known Corp Scheme Creditors Fund and the Reserve Corp Scheme Creditors Fund on bare trust for the Scheme Creditors absolutely for application by the Escrow Trustee on their behalf in accordance with the Corp Scheme and this Agreement;

         (c) the plc Shareholder Fund on trust for the plc Shareholders absolutely in proportion to their respective entitlements under sub-clause 31(3) of the Corp Scheme;

         (d) the Admitted Known plc Scheme Creditors Fund on bare trust for the Admitted Known Creditors named in the First Initial Distribution Notice absolutely in proportion to their respective entitlements to the First Initial Distribution under clause 23 of the plc Scheme; and

         (e) the Unadmitted Known plc Scheme Creditors Fund and the Reserve plc Scheme Creditors Fund on bare trust for the Scheme Creditors absolutely for application by the Escrow Trustee on their behalf in accordance with the plc Scheme and this Agreement.

         Except where defined herein, capitalised terms used in paragraphs (a) to (c) of this sub-clause (7) have the meanings given to them in the Corp Scheme and capitalised terms used in paragraphs (d) and (e) of this sub-clause (7) have the meanings given to them in the plc Scheme.

(8) It shall be a term of each trust constituted by sub-clause (7) above that:

         (a) the Supervisors of each Scheme shall have authority to give instructions to the Escrow Trustee and the Distribution Agent in order to give effect to the terms of the relevant

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                                       10

                  Scheme and that the Distribution Agent shall have authority to act on the instructions of the Supervisors of the relevant Scheme, the directions of the Trustees and Ancrane contained in clauses 7(6) and 8(6) of this Agreement and in the Ancrane Direction Letter, the directions of Corp (on behalf of the persons absolutely entitled thereto) contained in clauses 7(11) and (12) of this Agreement and the directions of plc (on behalf of the persons absolutely entitled thereto) contained in clauses 8(8) and (9) of this Agreement with regard to the distribution of the property the subject of such trust;

         (b) the Escrow Trustee is authorised to take any action which the Supervisors may instruct for the purposes of the relevant Scheme, including by way of Distribution Notice and Transfer Notice; and

         (c) the duties of the Escrow Trustee in relation to each trust of confidentiality and acting in the interests only of the beneficiaries of such trust are disapplied to the extent necessary to enable the Escrow Trustee to take action in accordance with the terms of each Scheme.

(9) The entity with which any Escrow Account is held may only be changed if the Escrow Trustee is directed to make such a change by the Supervisors and, if the Supervisors do make such a direction, the Distribution Agent shall use all reasonable efforts to assist in that change.

(10) Neither the Escrow Trustee nor the Distribution Agent shall have, and each of them shall procure that none of their respective delegates shall have, any right of indemnity, set off, combination of accounts or any other right whatsoever to apply the assets comprised in the Trust Funds or any of them in discharge or satisfaction of any cost, right of reimbursement, expense, loss or other liability of the Escrow Trustee or, as the case may be, the Distribution Agent, and all such rights are hereby released by the Escrow Trustee and the Distribution Agent.

6.       UNDERTAKINGS

(1) Subject as provided in clause 7 (in the case of paragraphs (a) to (c) below) and clause 8 (in the case of paragraphs (d) to (f) below), the Escrow Trustee hereby undertakes in favour of the Supervisors, each Admitted Scheme Creditor (including, for the avoidance of doubt, the Eurobond Trustee and BoNY upon their Scheme Claims being Admitted) and each Designated Recipient as follows:

         (a) against receipt of the First Initial Distribution Notice under the Corp Scheme, to direct (and it hereby does direct) the Distribution Agent to transfer on behalf of the Admitted Known Creditors named in the First Initial Distribution Notice from the Admitted Known Corp Scheme Creditors Escrow Fund such amounts and securities as are equal to the Distribution Entitlement in respect of the Admitted Known Claims the subject of the First Initial Distribution Notice to the Admitted Scheme Creditors named in the First Initial Distribution Notice;

         (b) against receipt of any Distribution Notice (other than the First Initial Distribution Notice) under the Corp Scheme, to direct (and it hereby does direct) the Distribution Agent to transfer on behalf of the Scheme Creditors from the relevant Corp Escrow Accounts such amounts and securities as are specified in the Distribution Notice to the Admitted Scheme Creditors named in the Distribution Notice;

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                                       11

         (c) against receipt of a Transfer Notice relating to any Corp Scheme Consideration, to direct (and it hereby does direct) the Distribution Agent to take the action required by that Transfer Notice;

         (d) against receipt of the First Initial Distribution Notice under the plc Scheme, to direct (and it hereby does direct) the Distribution Agent to transfer on behalf of the Admitted Known Creditors named in the First Initial Distribution Notice from the Admitted Known plc Scheme Creditors Escrow Fund such amounts and securities as are equal to the Distribution Entitlement in respect of the Admitted Known Claims the subject of the First Initial Distribution Notice to the Admitted Scheme Creditors named in the First Initial Distribution Notice;

         (e) against receipt of any Distribution Notice (other than the First Initial Distribution Notice) under the plc Scheme, to direct (and it hereby does direct) the Distribution Agent to transfer on behalf of the Scheme Creditors from the relevant plc Escrow Accounts such amounts and securities as are specified in the Distribution Notice to the Admitted Scheme Creditors named in the Distribution Notice; and

         (f) against receipt of a Transfer Notice relating to any plc Scheme Consideration, to direct (and it hereby does direct) the Distribution Agent to take the action required by that Transfer Notice.

         Each of the Escrow Trustee and the Distribution Agent agrees that it shall have no discretion in the making or withholding of any Distribution or credit or transfer required by a Transfer Notice, or portion thereof, and undertakes at all times to comply with the terms of Distribution Notices and Transfer Notices and any other directions given to it by the Supervisors and, in the case of the Distribution Agent, the Escrow Trustee.

         Except where defined herein, capitalised terms used in paragraphs (a) to (c) of this sub-clause (1) have the meanings given to them in the Corp Scheme and capitalised terms used in paragraphs (d) to (f) of this sub-clause (1) have the meanings given to them in the plc Scheme.

(2) Each of the Escrow Trustee and the Distribution Agent undertakes that it will take any and all action required by the Supervisors of the relevant Scheme in order to give effect to the provisions of that Scheme.

(3) Subject as provided in sub-clause (2) above, each of the Escrow Trustee and the Distribution Agent undertakes that, save with the prior written consent of the Supervisors of the relevant Scheme, it will not take any action affecting the trust property or any part of it except where necessary to give effect to either Scheme or as required by clause 7 and 8 of this Agreement.

(4) Any Distribution or transfer made in accordance with sub-clause (1) above shall only be made following receipt by the Escrow Trustee and the Distribution Agent of a duly signed Distribution Notice or Transfer Notice from the Supervisors and then only in accordance with the terms of that Distribution Notice or Transfer Notice. Each Distribution Notice and Transfer Notice shall constitute deemed directions from the Escrow Trustee to the Distribution Agent to make the relevant Distribution or transfer.

(5) The Escrow Trustee hereby undertakes in favour of the Supervisors and the other parties to this Agreement that it will act honestly and in good faith and will exercise the diligence expected of a reasonably prudent trustee and custodian in the fulfilment and/or exercise of its duties and obligations under this Agreement.

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                                       12

(6) The Distribution Agent hereby undertakes in favour of the Supervisors and the other parties to this Agreement that it will act honestly and in good faith and will exercise the diligence expected of a reasonably prudent custodian and agent in comparable circumstances in the fulfilment and/or exercise of its duties and obligations under this Agreement.

(7) Bondholder Communications hereby undertakes in favour of the Supervisors, the Eurobond Trustee, BoNY and the other parties to this Agreement that it will act honestly and in good faith and will exercise the diligence of a reasonably prudent expert in comparable circumstances in the fulfilment and/or exercise of its duties and obligations under this Agreement.

(8) Conditional upon the proposed reduction in its share capital and repayment of capital in specie being effected as contemplated by the Scheme Implementation Deed, Ancrane hereby undertakes in favour of each of the other parties to this Agreement that it shall execute the Ancrane Direction Letter on or before 17th April, 2003. Subject to Ancrane executing the Ancrane Direction Letter, in accordance with the proposed direction set out in paragraph 4(b) of that letter, each of the Eurobond Trustee, BoNY, the Escrow Trustee and the Supervisors hereby direct the Distribution Agent to pay all Corp and plc Scheme Consideration to which Ancrane would otherwise have been entitled through its Scheme Claim and as a Bondholder to plc.

7.       DISTRIBUTIONS UNDER THE CORP SCHEME

(1) Capitalised terms used in this clause 7 and not otherwise defined in this Agreement have the meanings given to them in the Corp Scheme. This clause 7 applies only to Distributions made under the Corp Scheme.

(2) As set out in the Corp Scheme, the Supervisors shall determine the Scheme Claims and shall decide whether or not they shall be Admitted.

(3) In respect of each Distribution, the Supervisors will deliver to the Escrow Trustee (with a copy to the Distribution Agent) a duly completed Distribution Notice (in the form agreed between the Supervisors, the Escrow Trustee and the Distribution Agent) identifying each Admitted Scheme Creditor (which expression, in this sub-clause (3), includes the Eurobond Trustee and BoNY but does not include Account Holders or Designated Recipients who are dealt with as provided in sub-clause (6) below) to which the Distribution is to be made, the amount of each Element of Scheme Consideration (and the relevant Trust Funds and Escrow Accounts from which it should be taken) to be received by that Admitted Scheme Creditor, the cash or securities accounts of that Admitted Scheme Creditor to which the relevant portion of the Scheme Consideration is to be credited and, if applicable, whether that Admitted Scheme Creditor has elected to receive ADRs instead of New Creditor Shares. In respect of each Distribution Notice that contains a reference to BoNY or the Eurobond Trustee, the words "to be distributed to Designated Recipients in accordance with the directions contained in clauses 7 and 8 of the Escrow and Distribution Agreement dated 27th March, 2003 given by such Scheme Creditor" shall be inserted in parentheses following each such reference.

(4) Except in the case of the First Initial Distribution, the Distribution Agent will make the relevant Distribution on behalf of the Escrow Trustee within 5 Business Days after having received a duly completed Distribution Notice from the Supervisors. Subject as provided in sub-clause (6)(f), the Distribution Agent will make the First Initial Distribution on the Effective Date.

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                                       13

(5) Each of the Eurobond Trustee and BoNY has submitted or will submit a Claim Form and is expected to become an Admitted Scheme Creditor entitled to participate in the First Initial Distribution. Account Holders have been invited in the Scheme Document to complete and return to Bondholder Communications Account Holder Letters giving details of the manner in which the Scheme Consideration attributable to the Trustees but the subject of the direction set out in sub-clause (6) below should be delivered to Designated Recipients. Bondholder Communications undertakes in favour of each Trustee, the Escrow Trustee, the Distribution Agent, Corp, plc, the Supervisors, each Designated Recipient and each Definitive Holder:

         (a)      to collate all Account Holder Letters received;

         (b) to liaise with the relevant Account Holders with a view to completing any missing information and correcting any manifest errors in each Account Holder Letter received by it;

         (c) to liaise with each of DTC, Euroclear and Clearstream, Luxembourg with a view to ensuring that all Bonds the subject of an Account Holder Letter have been blocked and that appropriate Custody Instruction References or VOI numbers, as the case may be, have been granted;

         (d) to complete and distribute copies of Account Holder Letters and forms of proxy to Definitive Holders wishing to attend a Scheme Meeting in person or by proxy and to compile and distribute one or more omnibus proxies in respect of each Definitive Holder wishing to appoint the chairman of a Scheme Meeting as his proxy, all in accordance with the instructions given in duly completed Account Holder Letters;

         (e) to prepare definitive Yankee Bonds and an initial register of Yankee Bond holders in accordance with the instructions given in duly completed Account Holder Letters and to distribute such Yankee Bonds and register in the manner agreed between Bondholder Communications, BoNY and Corp;

         (f) to prepare individual global Eurobonds in accordance with the instructions given in duly completed Account Holder Letters and to distribute such Eurobonds in the manner agreed between Bondholder Communications, the Eurobond Trustee and Corp;

         (g) in the case of all duly completed Account Holders Letters received by it on or before 5.00p.m. (New York City time) on 17th April, 2003, to provide by no later than 10th May, 2003 all information necessary to the Distribution Agent to enable the Distribution Agent to make the Distributions directed in sub-clause (6) below as soon as may be practicable but subject always as provided in sub-clause (6)(f); and

         (h) to maintain records of all Account Holder Letters received and the Designated Recipients and Definitive Holders named therein and to make such records (or copies thereof) available to Corp, plc and the Supervisors at all reasonable times upon request.

(6) Subject to the Scheme Claims of the Eurobond Trustee and BoNY being the subject of a Distribution Notice, each of the Eurobond Trustee or BoNY, as the case may be, with the authority and approval hereby given of the Supervisors, the Escrow Trustee and Ancrane, hereby directs the Distribution Agent, acting on behalf of the Escrow Trustee, to:

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                                       14

         (a) in the case of the Eurobond Trustee, pay, at the same time as the relevant Distribution is made, the Cash Element of each Distribution which would otherwise have been made to it to (i) all Account Holders (other than Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") to the extent that Morgan Stanley is the Account Holder for Ancrane) which had Eurobonds credited to their accounts on the Effective Date by a pro rata distribution through Euroclear and Clearstream, Luxembourg or
                  (ii) if (for any reason), such a pro rata distribution through Euroclear and Clearstream, Luxembourg is not possible, in the manner contemplated in paragraph (b) below;

         (b) in the case of BoNY (or the Eurobond Trustee pursuant to sub-clause (6)(a)(ii) above), subject as provided in paragraph
                  (f) below, pay to each Designated Recipient, at the Specified Time (as defined below), such Designated Recipient's proportion of the Cash Element (together with any entitlement to interest thereon) which would otherwise have been made to BoNY in respect of the Yankee Bonds or the Eurobond Trustee in respect of the Eurobonds, as the case may be, in accordance with the cash payment directions contained in the relevant Account Holder Letter; and

         (c) subject to sub-clauses (11) and (12) and as provided in paragraph (f) below, distribute to each Designated Recipient, at the Specified Time, such Designated Recipient's proportion of the New Notes Element and the New Creditor Shares Element of the relevant Distribution (and any entitlement to interest and dividends) which would otherwise have been distributed to the relevant Trustee in accordance with the security delivery directions (including, for the avoidance of doubt, directions as to the currency of the Senior Notes to be delivered and in relation to any ADRs to be delivered in lieu of New Creditor Shares) contained in the relevant Account Holder Letters;

         (d) other than any payments of Cash made in accordance with sub-paragraph (a)(i) above, if the Relevant Conditions (as defined below) have not been satisfied in relation to a Designated Recipient of Scheme Consideration initially attributable to the Eurobond Trustee or BoNY, as the case may be, (whether in the Initial Distribution or any Further Distribution) before the termination of the Scheme, to (i) (in the case of the Eurobond Trustee) hold that Scheme Consideration to the order of the Eurobond Trustee pending any directions from it, which directions will be given by the Eurobond Trustee if and to the extent that it is authorised or directed by an extraordinary resolution passed at a Eurobond Meeting or by court order and (ii) (in the case of BoNY) transfer all such Scheme Consideration to BoNY or to its order (including, but without limitation, by way of a payment into court);

         (e) in this sub-clause (6), "RELEVANT CONDITIONS" in relation to a Designated Recipient means that (i) a duly completed Account Holder Letter naming that Designated Recipient and (ii) confirmation satisfactory to Bondholder Communications that corresponding Custody Instructions have been given have been received by Bondholder Communications and confirmed by it to the Distribution Agent and all information necessary to make the relevant Distribution has been provided by Bondholder Communications to the Distribution Agent and "SPECIFIED TIME" means the same time as the relevant Distribution is made where the Relevant Conditions have been satisfied in relation to a Designated Recipient or, where this is not the case, as soon as practicable after the Relevant Conditions have been satisfied in relation to that Designated Recipient. For the avoidance of doubt, once the Relevant Conditions are met in respect of a Designated Recipient, the Distribution Agent will pay or transfer to that Designated Recipient all Scheme Consideration (and any income accrued in respect of it) to which that Designated Recipient would have been entitled had the Relevant Conditions in relation to it been met prior to 17th April, 2003 without further direction from any of the parties to this Agreement; and

         (f) in recognition of the fact that the Distribution Agent is limited in its ability to prepare and process payment and transfer instructions ("INSTRUCTIONS"), the Distribution Agent shall act in the following manner in preparing and giving effect to the First Initial Distribution:

                  (i) prepare preliminary Instructions as soon as practicable after it has received the necessary information from the Supervisors in accordance with sub-clause (3) above or Bondholder Communications in accordance with sub-clause (5)(g) above and complete such Instructions in the Order of Priority (as defined below) as swiftly as possible following the determination of both the Scheme Rate and the Effective Date;

                  (ii) on the Effective Date process as many Instructions which have been completed as it is able to do in the Order of Priority; and

                  (iii) on each Business Day after the Effective Date until completion of the First Initial Distribution, process as many Instructions which have been completed as it is able to in the Order of Priority.

                  For the purpose of this sub-clause (f), "ORDER OF PRIORITY" means, first, to each of the Scheme Creditors named in the First Initial Distribution Notice (which, for the avoidance of doubt, shall include the Trustees but not Designated Recipients) and, secondly, to each Designated Recipient by reference to the principal amount of Bonds represented by the Account Holder Letter in which it is named as the Designated Recipient starting with the Designated Recipient which has the highest principal amount so represented.

                  It is currently envisaged that the Distribution Agent will be able to complete a maximum of 1,000 Instructions per Business Day and to process a maximum of 5,000 Instructions per Business Day.

(7) Reflecting the directions and undertakings set out in the Ancrane Direction Letter and its undertaking not to vote at either Scheme Meeting, Ancrane undertakes in favour of each of the other parties to this Agreement that it will procure that its Account Holder does not deliver an Account Holder Letter in respect of its holdings of Bonds. Ancrane further irrevocably authorises and directs the Distribution Agent to instruct Euroclear and/or Clearstream, Luxembourg, as the case may be, not to credit any cash to which Ancrane would otherwise be entitled in respect of its holdings of Eurobonds to Morgan Stanley's account with such clearing system and undertakes in favour of each of the other parties to this Agreement that it will procure that Morgan Stanley will give corresponding instructions to the relevant clearing system. Ancrane undertakes to each of the other parties to this Agreement that it will irrevocably confirm to Morgan Stanley that it will not direct Morgan Stanley to process any transfer transactions unless and until the Corp Scheme is not approved or does not become effective in relation to any of its Bonds and hereby confirms that it will not give any such direction. Ancrane hereby confirms in favour of each of the other parties to this Agreement that it is incorporated in the United Kingdom.

(8) In respect of each Distribution Notice that directs the Escrow Trustee and the Distribution Agent to distribute ADRs instead of New Creditor Shares in accordance with sub-clause (3) above and any elections in Account Holder Letters to receive ADRs instead of New Creditor

         Shares communicated to the Distribution Agent in accordance with sub-clause (5) above, the Escrow Trustee shall procure that the Distribution Agent, acting on behalf of the Escrow Trustee, shall:

         (a) subject to paragraph (c) below, transfer the New Creditor Shares relating to the relevant Eligible Recipient to the ADR Depositary;

         (b) arrange for the distribution of ADRs relating to those New Creditor Shares to entitled Eligible Recipients; and

         (c) where there are any New Creditor Shares which are not sufficient in number to equate to one ADR and which therefore cannot be transferred to the ADR Depositary in accordance with paragraph (a) above, sell those New Creditor Shares and deal with the proceeds as instructed by the Supervisors by Transfer Notice.

(9) Corp hereby directs the Escrow Trustee and the Escrow Trustee shall procure that the Distribution Agent:

         (a) transfers the plc Shareholder Stock to the CREST account of the Registrars by means of a matched transaction in CREST bearing a "no change in beneficial ownership" denotation as soon as practicable following the Effective Date; and

         (b) instructs the Registrars to hold part of the plc Shareholders Stock through the Corporate Nominee and otherwise to deal with the plc Shareholder Stock and Warrants as set out in the Letter of Instruction.

(10) In respect of each Distribution Notice that directs the Escrow Trustee and the Distribution Agent to distribute New Creditor Shares, the Escrow Trustee shall procure that the Distribution Agent transfers on its behalf the requisite number of New Creditor Shares to the Registrars and instruct the Registrars to transfer the same to the relevant Eligible Recipient in accordance with the relevant Distribution Notice and sub-clause (6) above. For this purpose the Escrow Trustee shall give the Registrars standing instructions in the Letter of Instruction to effect the transfers contemplated by this sub-clause (10) and hereby irrevocably agrees not to withdraw or alter such instructions without the prior approval of the Supervisors.

(11) Where an Account Holder Letter is submitted to Bondholder Communications in which the confirmations set out in section 5, paragraphs (D), (E) and (F) of that Account Holder Letter are not made or a Claim Form is submitted to the Supervisors by a Scheme Creditor (other than the Eurobond Trustee or BoNY) whose Scheme Claim is subsequently Admitted in which the confirmations set out in paragraphs
         (3) and (4) of Box 3 of that Claim Form are not made, Bondholder Communications or, as the case may be, the Supervisors shall inform the Distribution Agent accordingly and Corp may direct that (i) if the New Creditor Shares or New Notes or any of them are listed on a securities exchange, the Distribution Agent shall, on behalf of the Escrow Trustee, sell or procure the sale of the New Notes and the New Creditor Shares which would otherwise have been Distributed and shall instead pay the cash proceeds of such sale to the relevant Eligible Recipient (after deducting all applicable expenses including foreign currency conversion costs incurred) to the cash account set out in the relevant Account Holder Letter or Claim Form; or (ii) if the New Creditor Shares or New Notes or any of them are not listed on a securities exchange, the Distribution Agent shall, on behalf of the Escrow Trustee, pay a sum of cash which is substantially equivalent in value to such New Creditor Shares or New Notes determined in accordance with clause 30(7)(e)(ii) of the Corp Scheme to the cash account set out in the relevant Account Holder Letter or Claim

         Form. Any sale made pursuant to sub-paragraph (i) of this sub-clause
         (11) shall be made for the best terms reasonably available at the time of the sale.

(12) Where an Account Holder Letter or Claim Form is submitted in which the confirmations set out in section 5, paragraphs (D), (E) and (F) of that Account Holder Letter or paragraphs (3) and (4) of Box 3 of that Claim Form are made but, on the face of the Account Holder Letter or Claim Form, as the case may be, it is apparent that the confirmations may be inaccurate or Corp has reason to believe that a Distribution made in accordance with the Account Holder Letter or Claim Form, as the case may be, might be in breach of any of the securities laws described in part 1, Section 2 of Parts D.16 and D.17 of the Scheme Document:

         (a) in the case of the Account Holder Letter, Bondholder Communications shall draw that Account Holder Letter to the attention of Corp and the Supervisors; and

         (b) in the case of the Claim Form, the Supervisors shall draw that Claim Form to the attention of Corp; and

         Corp may, after such investigation as it may deem appropriate in the circumstances, direct the Distribution Agent (acting on behalf of the Escrow Trustee) (i) if the New Creditor Shares or New Notes or any of them are listed on a securities exchange, to sell or procure the sale of the New Notes and the New Creditor Shares which would otherwise have been Distributed and instead and pay the cash proceeds of such sale to the relevant Eligible Recipient (after deducting all applicable expenses including foreign currency conversion costs incurred) to the cash account set out in the relevant Account Holder Letter or Claim Form or (ii) if the New Creditor Shares or New Notes or any of them are not listed on a securities exchange, to pay a sum of cash in sterling which is substantially equivalent in value to such New Creditor Shares or New Notes and determined in accordance with clause 30(7)(e)(ii) of the Corp Scheme to the cash account set out in the relevant Account Holder Letter or Claim Form. Any sale made pursuant to sub-paragraph
         (i) of this sub-clause (12) shall be made for the best terms reasonably available at the time of the sale.

(13) In relation to each Distribution made by it, in any case where it would otherwise be required to distribute a fraction of a New Note or a fraction of a New Creditor Share to an Eligible Recipient, the Distribution Agent (acting on behalf of the Escrow Trustee) shall, in accordance with sub-clause 30(6) of the Corp Scheme, (a) if the New Creditor Shares or New Notes or any of them are Listed, aggregate all such fractions and sell the relevant number of New Notes and New Creditor Shares in the market and pay the net proceeds of such sale (after deducting all costs of the sale and paying all fractional entitlements) to the Escrow Account specified for this purpose in a Transfer Notice and (b) if the New Creditor Shares or New Notes are not Listed, round down to zero all fractional entitlements of Eligible Recipients to such unlisted New Creditor Shares and New Notes and transfer (if required) to the Escrow Account specified for this purpose in a Transfer Notice all fractional entitlements to those New Shares or New Notes (as the case may be) which, but for this sub-paragraph (b), Eligible Recipients would have received. No fraction of a unit of currency shall be Distributed by the Distribution Agent and any cash remaining after the relevant Distribution as a result of any such fractional entitlements shall be paid by the Distribution Agent to Corp. In this paragraph, the "RELEVANT NUMBER OF NEW NOTES OR NEW CREDITOR SHARES" means the number of New Notes and New Creditor Shares that would have resulted from the aggregation of all fractional entitlements and the rounding down of the result to the nearest whole New Note and New Creditor Share, respectively.

(14) In each case where Undistributed Scheme Consideration is to be applied in reimbursing Corp for any SDRT Expense it has incurred in excess of L 500,000 in accordance with clause 25(2)

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                                       18

         of the Corp Scheme, the Supervisors shall give the Distribution Agent the directions necessary to make that reimbursement including, but not limited to, the following:

         (a)      the amount of the SDRT Expense that is to be reimbursed;

         (b) if any Element of Undistributed Scheme Consideration other than cash is required, the number of New Creditor Shares and/or New Notes to be sold; and

         (c) Corp's bank account details to which the reimbursement should be made.

8.       DISTRIBUTIONS UNDER THE PLC SCHEME

(1) Capitalised terms used in this clause 8 and not otherwise defined in this Agreement have the meanings given to them in the plc Scheme. This clause 8 applies only to Distributions made under the plc Scheme.

(2) As set out in the plc Scheme, the Supervisors shall determine the Scheme Claims and shall decide whether or not they shall be Admitted.

(3) In respect of each Distribution, the Supervisors will deliver to the Escrow Trustee (with a copy to the Distribution Agent) a duly completed Distribution Notice (in the form agreed between the Supervisors, the Escrow Trustee and the Distribution Agent) identifying each Admitted Scheme Creditor (which expression, in this sub-clause (3), includes the Eurobond Trustee and BoNY but does not include Account Holders or Designated Recipients who are dealt with as provided in sub-clause (6) below) to which the Distribution is to be made, the amount of each Element of Scheme Consideration (and the relevant Trust Funds and Escrow Accounts from which it should be taken) to be received by that Admitted Scheme Creditor, the cash or securities accounts of that Admitted Scheme Creditor to which the relevant portion of the Scheme Consideration is to be credited and, if applicable, whether that Admitted Scheme Creditor has elected to receive ADRs instead of New Creditor Shares. In respect of each Distribution Notice that contains a reference to BoNY or the Eurobond Trustee, the words "to be distributed to Designated Recipients in accordance with the directions contained in clauses 7 and 8 of the Escrow and Distribution Agreement dated 27th March, 2003 given by such Scheme Creditor" shall be inserted in parentheses following each such reference.

(4) Except in the case of the First Initial Distribution, the Distribution Agent will make the relevant Distribution on behalf of the Escrow Trustee within 5 Business Days after having received a duly completed Distribution Notice from the Supervisors. Subject as provided in sub-clause (6)(f), the Distribution Agent will make the First Initial Distribution on the Effective Date.

(5) Each of the Eurobond Trustee and BoNY has submitted or will submit a Claim Form and is expected to become an Admitted Scheme Creditor entitled to participate in the First Initial Distribution. Account Holders have been invited in the Scheme Document to complete and return to Bondholder Communications Account Holder Letters giving details of the manner in which the Scheme Consideration attributable to the Trustees but the subject of the direction set out in sub-clause (6) below should be delivered to Designated Recipients. Bondholder Communications undertakes in favour of each Trustee, the Escrow Trustee, the Distribution Agent, Corp, plc, the Supervisors, each Designated Recipient and each Definitive Holder:

         (a)      to collate all Account Holder Letters received;

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                                       19

         (b) to liaise with the relevant Account Holders with a view to completing any missing information and correcting any manifest errors in each Account Holder Letter received by it;

         (c) to liaise with each of DTC, Euroclear and Clearstream, Luxembourg with a view to ensuring that all Bonds the subject of an Account Holder Letter have been blocked and that appropriate Custody Instruction References or VOI numbers, as the case may be, have been granted;

         (d) to complete and distribute copies of Account Holder Letters and forms of proxy to Definitive Holders wishing to attend a Scheme Meeting in person or by proxy and to compile and distribute one or more omnibus proxies in respect of each Definitive Holder wishing to appoint the chairman of a Scheme Meeting as his proxy, all in accordance with the instructions given in duly completed Account Holder Letters;

         (e) to prepare definitive Yankee Bonds and an initial register of Yankee Bond holders in accordance with the instructions given in duly completed Account Holder Letters and to distribute such Yankee Bonds and register in the manner agreed between Bondholder Communications, BoNY and Corp;

         (f) to prepare individual global Eurobonds in accordance with the instructions given in duly completed Account Holder Letters and to distribute such Eurobonds in the manner agreed between Bondholder Communications, the Eurobond Trustee and Corp;

         (g) in the case of all duly completed Account Holders Letters received by it on or before 5.00p.m. (New York City time) on 17th April, 2003, to provide by no later than 10th May, 2003 all information necessary to the Distribution Agent to enable the Distribution Agent to make the Distributions directed in sub-clause (6) below as soon as may be practicable but subject always as provided in sub-clause (6)(f); and

         (h) to maintain records of all Account Holder Letters received and the Designated Recipients and Definitive Holders named therein and to make such records (or copies thereof) available to Corp, plc and the Supervisors at all reasonable times upon request.

(6) Subject to the Scheme Claims of the Eurobond Trustee and BoNY being the subject of a Distribution Notice, each of the Eurobond Trustee or BoNY, as the case may be, with the authority hereby given and approval of the Supervisors, the Escrow Trustee and Ancrane, hereby directs the Distribution Agent, acting on behalf of the Escrow Trustee, to:

         (a) in the case of the Eurobond Trustee, pay, at the same time as the relevant Distribution is made, the cash Element of each Distribution which would otherwise have been made to it to (i) all Account Holders (other than Morgan Stanley to the extent that Morgan Stanley is the Account Holder for Ancrane) which had Eurobonds credited to their accounts on the Effective Date by a pro rata distribution through Euroclear and Clearstream, Luxembourg or (ii) if (for any reason), such a pro rata distribution through Euroclear and Clearstream, Luxembourg is not possible, in the manner contemplated in paragraph (b) below;

         (b) in the case of BoNY (or the Eurobond Trustee pursuant to sub-clause (6)(a)(ii) above), subject as provided in paragraph
                  (f) below, pay to each Designated Recipient, at the Specified Time (as defined below), such Designated Recipient's proportion of the cash Element (together with any entitlement to interest thereon) which would otherwise have been made to BoNY in respect of the Yankee Bonds or the Eurobond Trustee in respect of the Eurobonds, as the case may be, in accordance with the cash payment directions contained in the relevant Account Holder Letter; and

         (c) subject to sub-clauses (8) and (9) and subject as provided in paragraph (f) below, distribute to each Designated Recipient, at the Specified Time, such Designated Recipient's proportion of the New Notes Element and the New Creditor Shares Element of the relevant Distribution (and any entitlement to interest and dividends) which would otherwise have been distributed to the relevant Trustee in accordance with the security delivery directions (including, for the avoidance of doubt, directions as to the currency of the Senior Notes to be delivered and in relation to any ADRs to be delivered in lieu of New Creditor Shares) contained in the relevant Account Holder Letters;

         (d) other than any payments of cash made in accordance with sub-paragraph (a)(i) above, if the Relevant Conditions (as defined below) have not been satisfied in relation to a Designated Recipient of Scheme Consideration initially attributable to the Eurobond Trustee or BoNY, as the case may be, (whether in the Initial Distribution or any Further Distribution) on or before the termination of the Scheme, to
                  (i) (in the case of the Eurobond Trustee) hold that Scheme Consideration to the order of the Eurobond Trustee pending any directions from it, which directions will be given by the Eurobond Trustee if and to the extent that it is authorised or directed by an extraordinary resolution passed at a Eurobond Meeting or by court order and (ii) (in the case of BoNY) transfer all such Scheme Consideration to BoNY or to its order (including, but without limitation, by way of a payment into court);

         (e) in this sub-clause (6), "RELEVANT CONDITIONS" in relation to a Designated Recipient means that (i) a duly completed Account Holder Letter naming that Designated Recipient; and (ii) confirmation satisfactory to Bondholder Communications that corresponding Custody Instructions have been given have been received by Bondholder Communications and confirmed by it to the Distribution Agent and all information necessary to make the relevant Distribution has been provided by Bondholder Communications to the Distribution Agent and "SPECIFIED TIME" means the same time as the relevant Distribution is made where the Relevant Conditions have been satisfied in relation to a Designated Recipient or, where this is not the case, as soon as practicable after the Relevant Conditions have been satisfied in relation to that Designated Recipient. For the avoidance of doubt, once the Relevant Conditions are met in respect of a Designated Recipient, the Distribution Agent will pay or transfer to that Designated Recipient all Scheme Consideration (and any income accrued in respect of it) to which that Designated Recipient would have been entitled had the Relevant Conditions in relation to it been met prior to 17th April, 2003 without further direction from any of the parties to this Agreement; and

         (f) in recognition of the fact that the Distribution Agent is limited in its ability to prepare and process payment and transfer instructions ("INSTRUCTIONS"), the Distribution Agent shall act in the following manner in preparing and giving effect to the First Initial Distribution:

                  (i) prepare preliminary Instructions as soon as practicable after it has received the necessary information from the Supervisors in accordance with sub-clause (3) above or Bondholder Communications in accordance with sub-clause (5)(g) above and complete such Instructions in the Order of Priority (as defined below) as swiftly as possible following the determination of both the Scheme Rate and the Effective Date;

                  (ii) on the Effective Date process as many Instructions which have been completed as it is able to do in the Order of Priority; and

                  (iii) on each Business Day after the Effective Date until completion of the First Initial Distribution, process as many Instructions which have been completed as it is able to in the Order of Priority.

                  For the purpose of this sub-clause (f), "ORDER OF PRIORITY" means, first, to each of the Scheme Creditors named in the First Initial Distribution Notice (which, for the avoidance of doubt, shall include the Trustees but not Designated Recipients) and, secondly, to each Designated Recipient by reference to the principal amount of Bonds represented by the Account Holder Letter in which it is named as the Designated Recipient starting with the Designated Recipient which has the highest principal amount so represented.

                  It is currently envisaged that the Distribution Agent will be able to complete a maximum of 1,000 Instructions per Business Day and to process a maximum of 5,000 Instructions per Business Day.

(7) In respect of each Distribution Notice that directs the Escrow Trustee and the Distribution Agent to distribute ADRs instead of New Creditor Shares in accordance with sub-clause (3) above and any elections in Account Holder Letters to receive ADRs instead of New Creditor Shares communicated to the Distribution Agent in accordance with sub-clause
         (5) above, the Escrow Trustee shall procure that the Distribution Agent, acting on behalf of the Escrow Trustee, shall:

         (a) subject to paragraph (c) below, transfer the New Creditor Shares relating to the relevant Eligible Recipient to the ADR Depositary;

         (b) arrange for the distribution of ADRs relating to those New Creditor Shares to entitled Eligible Recipients; and

         (c) where there are any New Creditor Shares which are not sufficient in number to equate to one ADR and which therefore cannot be transferred to the ADR Depositary in accordance with paragraph (a) above, sell those New Creditor Shares and deal with the proceeds as instructed by the Supervisors by Transfer Notice.

(8) Where an Account Holder Letter is submitted to Bondholder Communications in which the confirmations set out in section 5, paragraphs (D), (E) and (F) of that Account Holder Letter are not made or a Claim Form is submitted to the Supervisors by a Scheme Creditor (other than the Eurobond Trustee or BoNY) whose Scheme Claim is subsequently Admitted in which the confirmations set out in paragraphs
         (3) and (4) of Box 3 of that Claim Form are not made, Bondholder Communications or, as the case may be, the Supervisors shall inform the Distribution Agent accordingly and plc may direct that (i) if the New Creditor Shares or New Notes or any of them are listed on a securities exchange, the Distribution Agent shall, on behalf of the Escrow Trustee, sell or procure the sale of the New Notes and the New Creditor Shares which would otherwise have been Distributed and shall instead pay the net cash proceeds of such sale to the relevant Eligible Recipient (after deducting all applicable expenses including foreign currency conversion costs incurred) to the cash account set out in the relevant Account Holder Letter or Claim Form; or (ii) if the New Creditor Shares or New

         Notes or any of them are not listed on a securities exchange, the Distribution Agent shall, on behalf of the Escrow Trustee, pay to the relevant Eligible Recipient a sum of cash which is substantially equivalent in value to such New Creditor Shares or New Notes and determined in accordance with clause 32(7)(e)(ii) of the plc Scheme to the cash account set out in the relevant Account Holder Letter or Claim Form. Any sale made pursuant to sub-paragraph (i) of this sub-clause
         (8) shall be made for the best terms reasonably available at the time of the sale.

(9) Where an Account Holder Letter or Claim Form is submitted in which the confirmations set out in section 5, paragraphs (D), (E) and (F) of that Account Holder Letter or paragraphs (3) and (4) of Box 3 of that Claim Form are made but, on the face of the Account Holder Letter or Claim Form, as the case may be, it is apparent that the confirmations may be inaccurate or plc has reason to believe that a Distribution made in accordance with the Account Holder Letter or Claim Form, as the case may be, might be in breach of any of the securities laws described in part 1, and Section 2 of Parts D.16 and D.17 of the Scheme Document:

         (a) in the case of the Account Holder Letter, Bondholder Communications shall draw that Account Holder Letter to the attention of plc and the Supervisors; and

         (b) in the case of the Claim Form, the Supervisors shall draw that Claim Form to the attention of plc; and

         plc may, after such investigation as it may deem appropriate in the circumstances, direct the Distribution Agent (i) if the New Creditor Shares or New Notes or any of them are listed on a securities exchange, to sell or procure the sale of the New Notes and the New Creditor Shares which would otherwise have been Distributed and instead either
         (i) pay the cash proceeds of such sale to the relevant Eligible Recipient in sterling (after deducting all applicable expenses including foreign currency conversion costs incurred) or (ii) if the New Creditor Shares or New Notes or any of them are not listed on a securities exchange, to pay a sum of cash in sterling which is substantially equivalent in value to such New Creditor Shares or New Notes and determined in accordance with clause 32(7)(e)(ii) of the plc Scheme to the cash account set out in the relevant Account Holder Letter or Claim Form. Any sale made pursuant to this sub-clause (9) shall be made for the best terms reasonably available at the time of the sale.

(10) In respect of each Distribution Notice that directs the Escrow Trustee and the Distribution Agent to distribute New Creditor Shares, the Escrow Trustee shall procure that the Distribution Agent transfers on its behalf the requisite number of New Creditor Shares to the Registrars and instruct the Registrars to transfer the same to the relevant Scheme Creditor or Designated Recipient in accordance with the relevant Distribution Notice and sub-clause (6) above. For this purpose the Escrow Trustee shall give the Registrars standing instructions in the Letter of Instruction to effect the transfers contemplated by this sub-clause (10) and hereby irrevocably agrees not to withdraw or alter such instructions without the prior approval of the Supervisors.

(11) In relation to each Distribution made by it, in any case where it would otherwise be required to distribute a fraction of a New Note or a fraction of a New Creditor Share to an Eligible Recipient, the Distribution Agent (acting on behalf of the Escrow Trustee) shall, in accordance with sub-clause 32(6) of the plc Scheme, (i) if the New Creditor Shares or New Notes or any of them are Listed, aggregate all such fractions and sell the relevant number of New Notes and New Creditor Shares in the market and pay the net proceeds of such sale (after deducting all costs of the sale and paying all fractional entitlements) to the Escrow Account specified for this purpose in a Transfer Notice; and (ii) if the New Creditor Shares or New Notes are not Listed, round down to zero all fractional entitlements of Eligible

         Recipients to such unlisted New Creditor Shares and New Notes and transfer (if required) to the Escrow Account specified for this purpose in a Transfer Notice all fractional entitlements to those New Shares or New Notes (as the case may be) which, but for this sub-paragraph (b), Eligible Recipients would have received. No fraction of a unit of currency shall be Distributed by the Distribution Agent and any cash remaining after the relevant Distribution as a result of any such fractional entitlements shall be paid by the Distribution Agent to plc. In this paragraph, the "RELEVANT NUMBER OF NEW NOTES OR NEW SHARES" means the number of New Notes and New Creditor Shares that would have resulted from the aggregation of all fractional entitlements and the rounding down of the result to the nearest whole New Note and New Creditor Share, respectively.

9.       RIGHTS, POWERS AND DUTIES OF THE ESCROW TRUSTEE AND THE DISTRIBUTION
         AGENT

(1) Neither the Escrow Trustee nor the Distribution Agent will exercise any voting rights attaching to the New Notes or the New Shares whilst they are held in any of the Trust Funds.

(2) The duties, responsibilities and obligations of the Escrow Trustee and the Distribution Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Neither the Escrow Trustee nor the Distribution Agent shall be required to, and nor shall either of them, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement save where the same arises as a result of its negligence, misfeasance, breach of duty or wilful default.

(3) Each of the Escrow Trustee and the Distribution Agent shall not be responsible for, or charged with knowledge of, the terms and conditions of any other agreement, instrument or document executed between the other parties and to which it is not a party, other than the Schemes and except such agreements, instruments or documents as may be specifically referred to in this Agreement.

(4) Corp agrees (subject as provided in sub-clause (5)) to reimburse each of the Escrow Trustee and the Distribution Agent on demand for, and to indemnify (on an after tax basis) and hold each of the Escrow Trustee and the Distribution Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, but without limitation, reasonable legal fees, costs and disbursements) that the Escrow Trustee or, as the case may be, the Distribution Agent may suffer or incur in connection with it acting in accordance with the Corp Scheme, the plc Scheme or this Agreement, except to the extent that such loss, liability, damage or expense arises from its own negligence, misfeasance, breach of duty or wilful default.

(5) In case any action shall be brought against either the Escrow Trustee or the Distribution Agent (the "INDEMNIFIED PERSON") in respect of which recovery may be sought from Corp (the "INDEMNIFIER"), under sub-clause (4), the indemnified person shall promptly notify the indemnifier in writing but (subject as provided below) failure to do so will not relieve the indemnifier from any liability under this Agreement. Subject to sub-clause (6), the indemnifier may participate at its own expense in the defence of any action.

(6) If it so elects within a reasonable time after receipt of the notice referred to in sub-clause (5), the indemnifier may assume the defence of the action with legal advisers chosen by it and approved by the indemnified person. Notwithstanding such election the indemnified person may employ separate legal advisers, and the indemnifier shall bear the fees and expenses of such separate legal advisers if:

         (a) the use of the legal advisers chosen by the indemnifier to represent the indemnified person would present such legal advisers with a conflict of interest;

         (b) the actual or potential defendants in, or targets of, any such action include both the indemnified person and the indemnifier and the indemnified person concludes that there may be legal defences available to it which are different from or additional to those available to the indemnifier;

         (c) the indemnifier has not employed legal advisers satisfactory to the indemnified person (acting reasonably) to represent the indemnified person within a reasonable time after notice of the institution of such action; or

         (d) the indemnifier authorises the indemnified person to employ separate legal advisers at the expense of the indemnifier.

         If the indemnifier assumes the defence of the action, the indemnifier shall not be liable for any fees and expenses of legal advisers of the indemnified person incurred thereafter in connection with the action, except as stated above.

(7) Corp shall not be liable in respect of any settlement of any action effected without its consent, such consent not to be unreasonably withheld or delayed. Corp shall not, without the prior written consent of the indemnified person, where the indemnified person is an actual or is reasonably likely to be a potential party to such claim or action, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the indemnified person from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the indemnified person.

(8) Subject as provided in sub-clause (9), Corp agrees to reimburse each Designated Recipient on demand for, and to indemnify and hold each of them harmless against and with respect to, any Loss to the extent that such Loss arises out of any negligence, fraud, breach of duty, wilful misconduct or misfeasance of Bondholder Communications. For this purpose "LOSS" means any loss suffered by a Designated Recipient:

         (a) in the case of the First Initial Distribution under each Scheme, through it failing to receive any part of its part of that First Initial Distribution or it receiving any part of its part of that First Initial Distribution after the Effective Date of the relevant Scheme; and

         (b) in the case of the Initial Distribution (other than the First Initial Distribution) under each Scheme, through it failing to receive any part of its part of that Initial Distribution,

         in each case except where the failure to receive any part of the Distribution is as a result of the operation of any of clause 7(11), 7(12), 7(13), 8(8), 8(9) and 8(11) of this Agreement.

(9) The right of reimbursement and indemnity set out in sub-clause (8) will not apply:

         (a) in the case of the First Initial Distribution under either Scheme, where an Account Holder Letter was submitted after
                  5.00 p.m. (New York City time) on 17th April, 2003 or was submitted before that time and date but was incomplete or contained any error or inconsistency which had not been rectified by that time and date to Bondholder Communications' satisfaction (acting as a reasonably prudent expert); or

         (b) to the extent that the loss arose as a result of any action taken or omitted by the relevant Designated Recipient or its connected Bondholder, Account Holder or Intermediary or any clearing system or agent of a clearing system or any other party to this Agreement (other than Corp or plc); or

         (c) where all necessary information in respect of a Designated Recipient has been given by Bondholder Communications to the Distribution Agent by the date specified in, and as required by, but subject as provided in, clause 7(5)(g) or 8(5)(g), as the case may be, Scheme Consideration under either Scheme is not received by that Designated Recipient or, in the case of the First Initial Distribution, is not received by him on the Effective Date of the relevant Scheme.

(10) Each of the Escrow Trustee and the Distribution Agent may obtain and pay for such legal or other expert advice or services as it may reasonably consider necessary in relation to this Agreement, may rely on the opinion of or advice obtained from any accountant, lawyer or other expert of good repute and shall incur no liability and shall be fully protected in acting in good faith in accordance with such opinion or advice.

(11) Each of the Escrow Trustee and the Distribution Agent may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by the Supervisors or (but only where specifically provided in this Agreement that Corp or plc may give directions to the Escrow Trustee or, as the case may be, the Distribution Agent) by any two directors of Corp or plc, as the case may be, and neither the Escrow Trustee nor the Distribution Agent shall be bound in any such case to call for further evidence or be responsible for any liability that may be occasioned by it or any other person acting on such certificate.

(12) Each of the Escrow Trustee and the Distribution Agent shall be at liberty to hold this Agreement and any other documents relating to it or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Escrow Trustee or, as the case may be, the Distribution Agent to be of good repute and neither the Escrow Trustee nor the Distribution Agent shall be responsible for or required to insure against any liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(13) Neither the Escrow Trustee nor the Distribution Agent shall (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Scheme Creditor any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to it by any other party to this Agreement or any other person in connection with this Agreement.

(14) Neither the Escrow Trustee nor the Distribution Agent shall be required to take any legal action or proceedings unless it has been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

(15) Each of the parties to this Agreement agrees (a) that it will not take any proceedings, or assert or seek to assert any claim, against any officer or employee of any of the Escrow Trustee, the Distribution Agent, Bondholder Communications, the Eurobond Trustee or BoNY in respect of any claim it might have against the Escrow Trustee, the Distribution Agent, Bondholder Communications, the Eurobond Trustee or BoNY (as the case may be) or in respect of this Agreement and (b) that any officer or employee of the Escrow Trustee, the Distribution Agent, Bondholder Communications, the Eurobond Trustee or BoNY may enforce this provision. Each of the parties to this Agreement agrees (a) that it will not take any proceedings, or assert or seek to assert any claim, against any partner (not being a Supervisor) in the same firm as the Supervisors, or any individual or natural person (provided that such person is not a Supervisor) employed, whether under a contract of service or a contract for services, by that firm or any company owned by that firm in respect of any claim it might have against the Supervisors or in respect of this Agreement and (b) that any such partner in the same firm as the Supervisors, or any such person employed, whether under a contract of service or a contract for services, by that firm or any company owned by that firm may enforce this provision.

(16) Each of the Escrow Trustee and the Distribution Agent may (without any responsibility for any resulting loss) rely on:

         (a) any written communication, certificate, legal opinion or other document received or obtained by it in the course of performing its obligations under this Agreement and believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person; and

         (b) any written statement made to it in the course of, and as part of, performing its obligations under this Agreement by a director, officer, partner or employee of any person regarding any matters which may reasonably be assumed to be within the maker's knowledge or within the maker's power to verify.

(17) Any opinion, advice or information described in sub-clause (16) on which the Escrow Trustee or, as the case may be, the Distribution Agent relies or intends to rely may be sent or communicated by letter or facsimile transmission. Neither the Escrow Trustee nor the Distribution Agent shall be liable for acting properly and in accordance with this Agreement on any opinion, advice or information which is so conveyed, even if the opinion, advice or information contains some error of which the Escrow Trustee or, as the case may be, the Distribution Agent is not aware or which is not manifest.

(18) Each of the Escrow Trustee and the Distribution Agent may retain for its own benefit, without liability to account to any other person, any fee or other sum received by it for its own account.

(19) The Distribution Agent may provide advisory or other services to or engage in any kind of business with any person party to, or affected by, the arrangements the subject of this Agreement and may do so without any obligation to account to or disclose any such arrangements to any person but not in respect of the Schemes unless permitted by a Scheme or this Agreement.

(20) Each of the Escrow Trustee and the Distribution Agent may exercise any of its rights and perform any of its duties, obligations and responsibilities under this Agreement through its paid or unpaid agents, which may be corporations, partnerships or individuals (whether or not lawyers or other professional persons) and, provided that it has exercised reasonable care in the selection of any such agent, shall not be responsible for any misconduct or omission on the part of, or be bound to supervise the proceedings or acts of, any such agent save where the same arises as a result of the negligence, misfeasance, breach of duty or wilful default on the part of the agent. Any such agent which is engaged in any profession or business shall be entitled to charge and be paid all usual fees, expenses and other charges for its services.

(21) Each of the Escrow Trustee and the Distribution Agent may refrain from doing anything which would or might in its opinion be contrary to any law or any directive or regulation of or having the force of law to which it is subject or which would or might otherwise render it liable to any person and may do anything which is, in its reasonable opinion, necessary to comply with such law, directive or regulation.

(22) If so instructed by the Supervisors, each of the Escrow Trustee and the Distribution Agent shall concur with the other parties to this Agreement in the making of any modification to this Agreement which is certified by the Supervisors in writing as (a) relating to administrative matters or being a technical amendment arising out of a manifest or proven error and (b) not in the Supervisor's reasonable opinion materially prejudicial the Scheme Creditors or Designated Recipients affected by such modification.

10.      COVENANTS OF THE ESCROW TRUSTEE

The Escrow Trustee shall not:

(1) create or permit to subsist any mortgage, standard security, pledge, lien, charge or other Security Interest whatsoever (unless arising by operation of law), upon the whole or any part of its assets or its undertakings, present or future;

(2) sell, assign, transfer, convey, lease or otherwise dispose of, or deal with, or grant any option or present or future right to acquire all or any of its properties, assets, or undertakings or any interest, estate, right, title or benefit therein or thereto or agree or attempt to purport to do any of the foregoing except, in all cases, to the extent necessary to perform its obligations under this Agreement;

(3) save in respect of the trusts created by this Agreement, permit any person other than itself to have any equitable interest in any of its assets or undertakings or any interest, estate, right, title or benefit therein;

(4) have an interest in any bank account, other than the bank accounts comprised in the Escrow Accounts and the Corporate Expenses Account or to withdraw any sum from the Corporate Expenses Account other than a Permitted Withdrawal;

(5) carry on any business other than as Escrow Trustee for the Schemes and the related activities described in the Schemes or as contemplated in this Agreement;

(6) incur any indebtedness whatsoever or give any guarantee or indemnity in respect of any indebtedness or obligation of any person;

(7) consolidate or merge with any other person or convey or transfer substantially all of its properties or assets to any other person;

(8)      have any employees or premises or subsidiaries; and

(9) pay any dividend or make any other distribution to its shareholders or issue any further shares or alter any rights attaching to its shares as at the date of this Agreement.

11.      INVESTMENTS

(1) The Escrow Trustee hereby directs the Distribution Agent to credit all interest earned (including any interest in the form of debt securities) and dividends (or any other rights or benefits) or other cash or property received in respect of any assets in any Escrow Account to the relevant account forming part of that Escrow Account until payment or transfer to Admitted Scheme Creditors in accordance with the provisions of this Agreement. The Supervisors shall have the power to direct (but shall not be obliged to direct) that any such property that cannot be conveniently held by the Escrow Trustee shall be sold and the cash proceeds of such sale dealt with in accordance with this clause.

(2) Any payment of interest earned (including any interest in the form of debt securities) or dividends received in respect of any assets in an Escrow Account ("PROFITS") to Eligible Recipients shall only be made by the Distribution Agent (acting on behalf of the Escrow Trustee) if the Supervisors have so instructed the Distribution Agent, having first instructed the Distribution Agent (as agent for the Escrow Trustee) to retain a reserve in respect of any and all taxes payable by the Escrow Trustee, or required to be deducted by the Escrow Trustee (whether by law or by agreement with the Inland Revenue), in respect of such Profits being distributed.

12.      CONDUCT OF TAXATION MATTERS

(1) For the purposes of this clause 12, a "BARE TRUST" is a trust which is not a settlement for the purposes of section 43 Inheritance Tax Act 1984, whereby the trust property is held by the Escrow Trustee for another person absolutely entitled as against the Escrow Trustee within the meaning of section 60(2) Taxation of Chargeable Gains Act 1992 and which is a bare trust for all income tax purposes.

(2) As soon as reasonably practicable after the Effective Date, the Escrow Trustee shall seek confirmation from the Inland Revenue that the arrangements constituted by the Corp Scheme, the plc Scheme and this Agreement result in the Trust Funds being held on bare trust (such confirmation being a "FAVOURABLE CONFIRMATION"). The Escrow Trustee shall notify Corp and the Supervisors within 21 days of receipt of a Favourable Confirmation.

(3) If the Inland Revenue at any time confirms to the Escrow Trustee that the Trust Funds are not held on bare trust or commences an enquiry into any tax return submitted on the basis that the Trust Funds are held on bare trust (an "ADVERSE CONFIRMATION"), the provisions of sub-clauses
         (6) and (8) shall apply. If the Inland Revenue declines to give a Favourable Confirmation, or has not given a Favourable Confirmation within 3 months of the date on which confirmation was sought under sub-clause (2) above, but does not give an Adverse Confirmation (a "NON-CONFIRMATION"), the provisions of sub-clauses (7) and (8) shall apply.

(4) Unless and until the Escrow Trustee receives or becomes aware of an Adverse Confirmation or Non-Confirmation, it shall direct the Distribution Agent to make distributions to Eligible Recipients without retaining or deducting any amounts on account of tax, save as provided in sub-clause 11(2). For the avoidance of doubt, nothing in this clause 12 affects the obligations of the Distribution Agent in clause 11(2).

(5) Corp agrees that, if and when it recovers any input value added tax incurred by it in relation to the issue of New Shares or New Notes under the Corp Scheme, it shall establish the Escrow Tax Fund as a separate fund to be applied only in accordance with the following provisions.

         (a) Subject to paragraph (b) below, the Escrow Tax Fund shall only be used:

                  (i) to make any repayment of the input value added tax comprising the Escrow Tax Fund for which Corp is determined or agreed to be liable to HM Customs & Excise (together with any applicable interest or penalties) (a "VAT REPAYMENT");

                  (ii)     to meet any Tax Liability (as defined in sub-clause
                           (8)(d) below) of the Escrow Trustee; or

                  (iii)    to pay any Costs as provided in sub-clause (9).

         (b) The Escrow Tax Fund shall be used to meet a VAT Repayment in priority to a Tax Liability or any Costs (as defined in sub-clause (9)). If any or all of the Escrow Tax Fund has been used to meet a Tax Liability or any Costs (as defined in sub-clause (9)) and is later required to meet a VAT Repayment, such that there are insufficient sums in the Escrow Tax Fund to meet Corp's liability to make the VAT Repayment, the Supervisors hereby direct the Escrow Trustee (which hereby directs the Distribution Agent) to pay to Corp an amount equal to the deficiency from the Reserve Corp Scheme Creditors Fund or the Combined Corp Funds, or the Reserve plc Scheme Creditors Fund or the Combined plc Funds, as the case may be.

         (c) Corp may cease to hold the Escrow Tax Fund as a separate fund, and its use shall cease to be subject to the restrictions referred to in paragraph (a) above on the occurrence of any of the following:

                  (i) the Escrow Trustee's receipt of a Favourable Confirmation (including a Favourable Confirmation as set out in sub-clause (7)(c));

                  (ii) the determination by a court of competent jurisdiction from which neither party appeals that the Scheme Consideration is held on bare trust; or

                  (iii) after the closure of all the Escrow Accounts as set out in clause 13, the confirmation by the Escrow Trustee that it has no further Tax Liability (as defined in sub-clause (8)(d)) in connection with its activities as escrow trustee under the Schemes.

         (d) For the avoidance of doubt, nothing in this sub-clause (5) shall require Corp to conduct its tax affairs in a particular manner, to disclose any information relating to its tax affairs, or to contest any assessment to value added tax made by HM Customs & Excise.

(6) This sub-clause applies if the Escrow Trustee receives an Adverse Confirmation.

         (a) The Escrow Trustee shall, within 21 days of receiving the Adverse Confirmation, inform the Supervisors. Unless and until the Escrow Trustee receives a subsequent Favourable Confirmation, it shall retain a reserve for any tax liability it may have on the basis that the Trust Funds are not held on bare trust, in accordance with sub-clause (8).

         (b) The Escrow Trustee shall take reasonable steps to pursue correspondence with the Inland Revenue to obtain a Favourable Confirmation.

         (c) If, after taking the steps referred to in paragraph (b) above, the Escrow Trustee is unable to obtain a Favourable Confirmation, the Escrow Trustee shall take reasonable steps to pursue any available appeal. The Escrow Trustee shall not be required to take any steps where, in the opinion of the Supervisors, the cost of undertaking those steps outweighs any likely benefit or where leading tax counsel has advised either that an appeal is not likely to succeed or that it would not be reasonable to pursue an appeal in the light of any settlement offered.

         (d) Until (i) the Adverse Confirmation is upheld by a court of competent jurisdiction from whose decision the Escrow Trustee does not appeal, (ii) the Escrow Trustee is not required to take any further steps in respect of the Adverse Confirmation in accordance with paragraph (c) above, or (iii) leading tax counsel advises the Escrow Trustee otherwise, and in so far as it is able to do so without incurring any penalty, the Escrow Trustee shall file any tax returns on the basis that the Trust Funds are held on bare trust. This paragraph is without prejudice to sub-clause (8) below.

(7) This sub-clause applies if the Escrow Trustee receives or becomes aware of a Non-Confirmation.

         (a) The Escrow Trustee shall, within 21 days of receiving or becoming aware of the Non-Confirmation, inform the Supervisors. Unless and until the Escrow Trustee receives a subsequent Favourable Confirmation, it shall retain a reserve for any tax liability it may have on the basis that the Trust Funds are not held on bare trust, in accordance with sub-clause (8).

         (b) The Escrow Trustee shall file any tax returns on the basis that the Trust Funds are held on bare trust, unless leading tax counsel advises the Escrow Trustee to file on a different basis. This paragraph is without prejudice to sub-clause (8) below.

         (c) The agreement by the Inland Revenue of any tax return filed by the Escrow Trustee on the basis that the Trust Funds are held on bare trust shall be taken as a Favourable Confirmation. Where the Escrow Trustee has filed such a tax return and no notice of enquiry has been issued pursuant to Schedule 18 Finance Act 1998 within the prescribed time period, there shall be deemed to have been a Favourable Confirmation unless leading tax counsel advises otherwise.

         (d) If at any point the Escrow Trustee receives an Adverse Confirmation, the provisions of sub-clause (6) will apply.

(8) If the Escrow Trustee receives an Adverse Confirmation or Non-Confirmation, the Supervisors hereby direct the Escrow Trustee (which hereby directs the Distribution Agent) to pay or set aside amounts (taking into account any amounts already paid or set aside under sub-clause 11(2) and the balance of the Escrow Tax Fund) on account of any tax payable by the Escrow Trustee (on the assumption that the Trust Funds are not held on bare trust) in respect of (i) assets or income comprising distributions to Scheme Creditors which have already been made ("PAST TAX LIABILITY"), and (ii) distributions of assets or income comprising distributions to Scheme Creditors which have not yet been made ("FUTURE TAX LIABILITY") in the following manner:

         (a) If the Supervisors have not terminated the Waiting Period in accordance with clause 24 of the Corp Scheme, or clause 24 of the plc Scheme as the case may be, the Distribution Agent shall set aside amounts from the Reserve Corp Scheme Creditors Fund or the combined Unadmitted Known Corp Scheme Creditors Fund and Reserve Corp Scheme Creditors Fund (the "COMBINED CORP FUNDS") or from the Reserve plc Scheme Creditors Fund or the combined Unadmitted Known plc Scheme Creditors

                  Fund and Reserve plc Scheme Creditors Fund (the "COMBINED PLC FUNDS"), as the case may be:

                  (i) in the case of amounts in respect of the Past Tax Liability, forthwith after the receipt by the Escrow Trustee of the Adverse Confirmation or Non-Confirmation; and

                  (ii) in the case of amounts in respect of a Future Tax Liability, at the time at which the distribution to which that liability relates is made. If, however, at that time the Supervisors have terminated the Waiting Period as set out above, amounts in respect of a Future Tax Liability shall be retained as provided for in paragraph (b)(ii) below.

         (b) If the Supervisors have terminated the Waiting Period as set out in paragraph (a) above or decide to do so as a result of the operation of this sub-clause (8),

                  (i) amounts shall be set aside in respect of the Past Tax Liability from the Combined Corp Funds or the Combined plc Funds, as the case may be, forthwith after the receipt by the Escrow Trustee of the Adverse Confirmation or Non-Confirmation; and

                  (ii) amounts in respect of any Future Tax Liability shall be retained by the Distribution Agent out of the distribution to which that liability relates.

         (c) The quantum of any amounts set aside or retained pursuant to this sub-clause (8) shall be directed by the Supervisors.

         (d) Any amounts which are determined or agreed to be payable on account of any tax liability of the Escrow Trustee (a "TAX LIABILITY") shall be met out of the following amounts and in the following priority:

                  (i) in the first instance, out of amounts already paid or set aside under sub-clause 11(2);

                  (ii)     secondly, out of the Escrow Tax Fund; and

                  (iii) thirdly, out of any amounts set aside in accordance with this sub-clause (8),

                  Corp hereby agrees to make any payments necessary pursuant to the operation of this paragraph from the Escrow Tax Fund to the Escrow Trustee. The Supervisors hereby direct the Escrow Trustee (which hereby directs the Distribution Agent) to pay any amounts to be paid in accordance with paragraphs (i) and
                  (iii) above in satisfaction of its Tax Liability.

         (e) To the extent that any amounts set aside pursuant to this sub-clause (8) are not, in the event, required to meet a Tax Liability, or, in the case of any amounts paid in satisfaction of a Tax Liability, are subsequently repaid by the Inland Revenue, then such amounts shall be dealt with as follows and in the following order of priority:

                  (i) where an amount has been retained and/or paid out of a distribution made to an Eligible Recipient pursuant to paragraph (b)(ii) above, an equivalent sum shall be paid to that Eligible Recipient;

                  (ii) where an amount has been set aside and/or paid from the Reserve Corp Scheme Creditors Fund or the Combined Corp Funds, or the Reserve plc Scheme Creditors Fund or the Combined plc Funds, an equivalent sum shall be returned to that fund (or any fund into which the contents of that fund have been transferred pursuant to this Agreement); and

                  (iii) where an amount has been paid from the Escrow Tax Fund, an equivalent sum shall be returned to that fund,

                  unless Corp has made a payment to the Escrow Trustee pursuant to sub-clause (10) (an "INDEMNITY PAYMENT"), in which case the amounts shall first be paid over to Corp to the extent of such Indemnity Payment.

(9) The cost of any steps taken pursuant to this clause 12 ("COSTS") shall be met first out of the Escrow Tax Fund and subsequently:

         (a) before the end of the Waiting Period, out of the Reserve Corp Scheme Creditors Fund, or from the Reserve plc Scheme Creditors Fund as the case may be; and

         (b) after the end of the Waiting Period, out of the Combined Corp Funds or the Combined plc Funds, as the case may be.

(10) Clause 9(4) of this Agreement shall not apply to any Tax Liability or any Costs of the Escrow Trustee and instead the following provisions shall apply:

         (a) Corp shall indemnify (on an after tax basis) the Escrow Trustee against any Tax Liability or any Costs (whether arising in relation to the Corp or plc Scheme) insofar as such Tax Liability or Costs cannot be met out of amounts retained for the purpose pursuant to sub-clause 11(2) or this clause
                  12. For the purposes of this sub-clause, a Tax Liability includes any interest or penalties thereon.

         (b) The Escrow Trustee shall promptly give notice to Corp if it appears to it that it may incur or suffer a potential Tax Liability. It shall demonstrate to Corp's reasonable satisfaction the extent to which (if at all) such Tax Liability or any Costs cannot be met out of the amounts referred to in paragraph (a) above.

         (c) If it appears that Corp may be obliged to make payment to the Escrow Trustee in accordance with this sub-clause, Corp shall be entitled to resist the Tax Liability in the name of the Escrow Trustee and have the conduct of any proceedings relating to that Tax Liability, having indemnified the Escrow Trustee against all charges, costs and expenses which it might incur in resisting the Tax Liability.

13.      TERMINATION

(1) Promptly after each Escrow Account ceases to have any cash or securities credited to it, the Escrow Trustee shall, subject to obtaining the prior consent of the Supervisors, arrange for that Escrow Account to be closed.

(2) Once all of the Escrow Accounts have been closed and the Distribution Agent's obligations fulfilled, the trusts set out in this Agreement shall be wound up.

(3) Upon closure of all of the Escrow Accounts in accordance with the terms of this Agreement, each of the Escrow Trustee, the Distribution Agent and Bondholder Communications shall have no further duties, responsibilities or obligations hereunder save for such obligations as may have arisen prior to such closure, which obligations have not as at the time of such closure been fulfilled or discharged.

14.      REPRESENTATIONS AND WARRANTIES

(1) Each of the parties to this Agreement represents and warrants to each of the others that it has the capacity, power and authority to enter into this Agreement and that the obligations assumed by it (if any) are legal, valid and binding obligations on it.

(2) Each of the parties to this Agreement represents and warrants to each of the others that neither the execution by it of, nor the performance by it of its respective obligations (if any) in accordance with the terms of, this Agreement will:

         (a) so far as that party is aware, violate or conflict with, or constitute a default under, any agreement or other obligation to which that party is subject or by which it is bound; or

         (b) so far as that party is aware, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgement, order or decree which is binding on it.

(3) Each of the parties to this Agreement represents and warrants to each of the other parties that it has obtained the power, capacity and authority to execute, and perform its respective obligations (if any) in accordance with the terms of, this Agreement.

(4) Corp represents and warrants to each of the other parties to this Agreement that the Escrow Trustee has not carried on any business since the date of its incorporation to the date of this Agreement.

15.      EXCLUSION OF PERSONAL LIABILITY

         Nothing in this Agreement shall impose any personal liability on the Supervisors or either of them but without prejudice to the Supervisors obligations under the Schemes. This clause is without prejudice to the provisions of clause 16.

16.      EXCLUSION OF LIABILITY

(1) None of the Supervisors, the Escrow Trustee, the Distribution Agent and Bondholder Communications (and their related parties (if any), delegates and agents appointed pursuant to the provisions of the Schemes) shall have any liability in respect of or arising from making the determinations or exercising any of the powers or performing any of the duties provided for in the Scheme or this Agreement or any matter relating to such determinations, powers or duties (including, without limitation, any payment made or not made to any person), other than as a direct consequence of its own wilful default, misfeasance, breach of duty or negligence (or that of its related parties (if any), delegates or agents). For the purpose of this clause 16, "RELATED PARTIES" means any partner in the same firm as the Supervisors, or any person employed, whether under a contract of service or a contract for services, by that firm or any company owned by that firm.

(2) Neither the Eurobond Trustee nor BoNY (except where it is acting as Distribution Agent) shall have any liability or any obligations whatsoever to any person under or pursuant to this Agreement.

17.      FEES AND EXPENSES

(1) The Escrow Trustee shall be paid fees and expenses for its services under this Agreement in accordance with the Escrow Trustee Fee Letter.

(2) The Distribution Agent shall be paid fees and expenses for its services under this Agreement in accordance with the Distribution Agent Fee Letter.

(3) The fees and expenses referred to in sub-clauses (1) and (2) above shall be paid by Corp and plc in the proportion agreed between them without recourse to any of the Trust Funds.

18.      FURTHER ASSURANCE

         The parties shall do and execute, or procure to be done and executed, all necessary acts, deeds and documents, including but not limited to giving the necessary instructions to their solicitors, to effect the release of the contents of any of the Escrow Accounts in accordance with any termination of any of them pursuant to clause 13, and shall provide each other with all necessary mutual support for the purposes of doing so and giving effect to the terms of this Agreement.

19.      FURTHER TERMS AND CONDITIONS

(1) If at any time either the Escrow Trustee or the Distribution Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Accounts (each a "JUDICIAL NOTICE"), the Escrow Trustee or, as the case may be, the Distribution Agent may comply therewith in any manner as it or legal counsel of its choosing deems appropriate; provided that, if reasonably practicable, it shall notify Corp and/or plc (as the case may be) of such Judicial Notice received and shall use its best efforts to discuss the manner in which it proposes to comply with that Judicial Notice with Corp and/or plc prior to doing so. If the Escrow Trustee or, as the case may be, the Distribution Agent complies with any Judicial Notice, it shall not be liable to any other person or entity even though such Judicial Notice may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(2) The Distribution Agent shall provide the Escrow Trustee and the Supervisors with monthly statements identifying the transactions, charges (if any) and Profits earned on the Escrow Accounts and undistributed balances of the Escrow Accounts.

(3) Subject to the provisions of sub-clause (4), the Distribution Agent may resign at any time by giving to the other parties not less than 90 days' prior written notice.

(4) If the Distribution Agent has given notice of resignation as provided in sub-clause (5), the Escrow Trustee shall promptly appoint a successor Distribution Agent. A successor Distribution Agent shall deliver a written acceptance of its appointment to the retiring Distribution Agent and the Escrow Trustee. A resignation of the Distribution Agent shall not become effective until a successor Distribution Agent is appointed. The retiring Distribution Agent shall ensure that the successor Distribution Agent becomes the custodian of the Escrow Accounts and the successor Distribution Agent shall have all the rights, powers and duties of the Distribution Agent under this Agreement.

(5) No variation or amendment may be made to any provision in this Agreement that would have the effect of altering or extinguishing the entitlement of any Admitted Scheme Creditor or

         Designated Recipient unless consented to by that Admitted Scheme Creditor or Designated Recipient.

(6) None of the parties to this Agreement shall be in breach of its obligations (if any) under this Agreement as a result of any delay or non-performance of its obligations (if any) under this Agreement arising from any Force Majeure.

20.      COUNTERPARTS

         This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

21.      NOTICES

(1) Any notice or other document to be served under this Agreement may be delivered or sent by post or facsimile process to the party to be served as follows:

         (a)   to Corp at:                       (b)   to plc at:
               Marconi Corporation plc                 Marconi plc
               New Century Park                        New Century Park
               PO Box 53                               PO Box 53
               Coventry                                Coventry
               Warwickshire                            Warwickshire
               CV3 1HT                                 CV3 1HT

               Fax: 024 7656 3377                      Fax: 024 7656 3377
               Marked for the attention of The         Marked for the attention
               Company Secretary,                      of The Company Secretary,

         (c)   to the Distribution Agent and     (d)   to the Eurobond Trustee
               BoNY at:                                at:
               The Bank of New York                    The Law Debenture Trust
               One Canada Square                       Corporation p.l.c.
               London E14 5AL                          Fifth Floor
                                                       100 Wood Street
                                                       London EC2V 7EX

               Fax: 020 7964 6399                      Fax: 020 7606 0643
               Marked for the attention of             Marked for the attention
               Corporate Trust Administration,         of Abigail Holladay,

         (e)   to Ancrane at:                    (f)   to Bondholder
               Ancrane                                 Communications at:
               New Century Park                        Bondholder Communications
               PO Box 53                               Group
               Coventry                                30 Broad Street,46th
               Warwickshire                            Floor
               CV3 1HT                                 New York, NY 10004

                                                       Fax: + 212 422 0790
               Fax: 024 7656 3377                      Marked for the attention
               Marked for the attention of The         of Donna Martini,
               Company Secretary,

         (g)   to the Supervisors at:            (h)   to the Escrow Trustee at:
               KPMG                                    Regent Escrow Limited
               8 Salisbury Square                      New Century Park
               London EC4Y 8BS                         PO Box 53
                                                       Coventry
                                                       Warwickshire
                                                       CV3 1HT

               Fax: +44 20 7694 3011                   Fax: +024 7656 3377
               Marked for the attention of             Marked for the attention
               Richard Heis,                           of the Company Secretary,

         or at such other address or facsimile number as it may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class post (if within the United Kingdom) or by prepaid airmail (if elsewhere).

(2) In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted (either by prepaid first class post or by prepaid airmail, as the case may be) or that the facsimile message was properly addressed and despatched, as the case may be.

22.      THIRD PARTY RIGHTS

(1) The parties to this Agreement agree that wherever in this Agreement a right is specifically expressed to be given to (or an undertaking is expressed to be in favour of) a person (being a Scheme Creditor (including a Definitive Holder) or a Designated Recipient) who is not a party to this Agreement, such language is intended to confer benefits on that person thereby granting to him rights capable of being enforced by him separately under the Contracts (Rights of Third Parties) Act 1999. Subject as stated in the previous sentence, a person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

(2) Nothing in sub-clause (1) above shall confer a right on any Designated Recipient to disturb a prior Distribution under either Scheme, whether on the grounds that there remains insufficient Scheme Consideration to satisfy that Designated Recipient's entitlement to any part of a Distribution pursuant to the direction given in clause 7 or, as the case may be, clause 8 or otherwise.

23.      GOVERNING LAW AND JURISDICTION

         This Agreement is governed by, and shall be construed in accordance with, the laws of England. Each party irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement (together referred to as "PROCEEDINGS") may be brought in such courts. Each party irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum. Each of the Bank of New York (in its capacity as both the Distribution Agent and the Yankee Bond Trustee) and Bondholder Communications appoint the General Manager at the London branch of The Bank of New York and the Manager at the London branch of Bondholder Communications, respectively, as its agent for service of process in England in respect of any Proceedings and each undertakes that in the event of such agent ceasing so to act it will appoint another person as its agent for that purpose. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

IN WITNESS of which this Agreement has been executed as a deed and has been delivered on the date which appears first on page 1.

                                   SCHEDULE 1

                            FORM OF ACCESSION LETTER

   [to be amended as appropriate if the plc Scheme does not become effective]

                                                           [Effective Date] 2003
BY FACSIMILE AND BY POST

To:      Marconi Corporation plc
         Marconi plc
         Regent Escrow Limited
         Ancrane
         The Bank of New York
         The Law Debenture Trust Corporation p.l.c.
         Bondholder Communications Group

c/o      Marconi Corporation plc
         4th Floor
         Regents Place
         338 Euston Road
         London NW1 3BT

Fax No.: 020 7409 7748

Dear Sirs,

MARCONI CORPORATION PLC:
SCHEME OF ARRANGEMENT UNDER SECTION 425 OF THE COMPANIES ACT 1985 (THE "CORP SCHEME") MARCONI PLC:
SCHEME OF ARRANGEMENT UNDER SECTION 425 OF THE COMPANIES ACT 1985 (THE "PLC SCHEME" AND, TOGETHER WITH THE CORP SCHEME, THE "SCHEMES")

We refer to the Escrow and Distribution Agreement (the "AGREEMENT") dated 27th March, 2003 between yourselves and confirm that we have been appointed today by the High Court of England and Wales as the Supervisors of each of the Schemes. Accordingly, we both jointly and severally agree to become a party to, and be bound by the terms of, the Agreement from the date of this Accession Letter and hereby accede to the Agreement in accordance with clause 2(4) thereof. We both intend that this Accession Letter shall take effect as a deed poll for the joint and several benefit of each of the addressees of this Accession Letter.

We may each sign a counterpart of this Accession Letter, both of which taken together shall constitute one and the same instrument. If one of us does not sign this Accession Letter, this shall not affect the validity of this Accession Letter with respect to the Supervisor who has signed it.

Capitalised terms used in this Accession Letter shall have the same meaning given to them in the Agreement.

IN WITNESS whereof this Accession Letter has been entered into as a deed poll by both of us on the date first set out above.

SIGNED as a deed by                   )
PHILIP WALLACE, without               )
personal liability in his             )
capacity as a Supervisor              )
of the Schemes, in the presence of:   )

Witness's signature:   ___________________________________

Name:                  ___________________________________

Address:               ___________________________________

                       ___________________________________

SIGNED as a deed by                   )
RICHARD HEIS, without                 )
personal liability in his             )
capacity as a Supervisor              )
of the Schemes, in the presence of:   )

Witness's signature:   ___________________________________

Name:                  ___________________________________

Address:               ___________________________________

                       ___________________________________

                                   SCHEDULE 2

                        FORM OF ANCRANE DIRECTION LETTER

                             [LETTERHEAD OF ANCRANE]

To:      Marconi plc
         New Century Park
         PO Box 53
         Coventry
         Warwickshire
         CV3 1HT
         ("PLC")

         Marconi Corporation plc
         New Century Park
         PO Box 53
         Coventry
         Warwickshire
         CV3 1HT
         ("CORP")

                                                                    [date], 2003

Dear Sirs,

ESCROW AND DISTRIBUTION AGREEMENT - DIRECTIONS OF ANCRANE

1. We refer to the escrow and distribution agreement (the "ESCROW AGREEMENT") entered into on 27th March, 2003 between, inter alios, plc, Corp and Ancrane (the "COMPANY"). Except as otherwise provided in this letter, capitalised terms in this letter shall have the meaning ascribed to them in the Escrow Agreement and where there is a conflict, the definition in this letter shall prevail.

2. It is proposed that Corp and plc will each enter into a scheme of arrangement whereby, under the plc Scheme, the Scheme Claims of plc Scheme Creditors against plc will be compromised in exchange for a distribution of plc's assets pursuant to the plc Scheme and, under the Corp Scheme, the Scheme Claims of Corp Scheme Creditors against Corp will be compromised for a distribution of cash, new equity and new debt securities of Corp pursuant to the Corp Scheme.

3. The Company has repaid capital in specie, being all of its assets other than L 100, to plc as contemplated in the scheme implementation deed (the "SCHEME IMPLEMENTATION DEED") entered into on 27th March, 2003 between, inter alios, plc, Corp and the Company. The Company is a Scheme Creditor of Corp for the purpose of the Corp Scheme and is also entitled to Corp Scheme Consideration and plc Scheme Consideration by virtue of its holding of Bonds.

4.       (a)      The Company hereby irrevocably directs Corp to deliver to plc any Scheme Consideration (as defined in the Corp Scheme) to which the Company is entitled pursuant to the Claim Form filed by it in the Corp Scheme. This delivery is being directed in connection with the repayment of capital in specie to plc contemplated by the Scheme Implementation Deed.

         (b) The Company hereby irrevocably authorises and directs each of the Eurobond Trustee, BoNY, the Escrow Trustee and the Supervisors to direct the Distribution Agent to pay all Corp and plc Scheme Consideration to which it is entitled by virtue of its holding of Bonds to plc. This delivery is being directed in connection with the repayment of capital in specie to plc contemplated by the Scheme Implementation Deed.

5. This letter may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same letter.

6. In the event that any provision of this letter is void and unenforceable by reason of any applicable law, it shall be deleted and the remaining provisions of this letter shall continue in full force and effect, and if necessary be so amended as necessary to give effect to the spirit of this letter so far as possible.

7. This letter will be governed by, and construed in accordance with, English law. Each party irrevocably submits to the jurisdiction of the English courts for all purposes relating to this letter.

If you agree with the above, please sign where indicated below.

Yours faithfully

______________________________________            Date:
For
ANCRANE
Authorised Signatory

Copy:    Regent Escrow Limited               Philip Wallace and Richard Heis
         New Century Park                    c/o KPMG LLP
         PO Box 53                           8 Salisbury Square
         Coventry                            London
         Warwickshire                        EC4Y 8BB
         CV3 1HT

         The Law Debenture Trust             The Bank of New York
         Corporation p.l.c.                  One Canada Square
         Fifth Floor                         London E14 5AL
         100 Wood Street
         London EC2V 7EX

FORM OF ACKNOWLEDGEMENT

We hereby agree with the above letter and will carry out the directions of Ancrane as set out in the above letter.

______________________________________            Date:
For
MARCONI PLC
Authorised Signatory

______________________________________            Date:
For
MARCONI CORPORATION PLC
Authorised Signatory

                                   SCHEDULE 3

                  FORM OF INSTRUCTION LETTER TO THE REGISTRARS

To:      Computershare Investor Services PLC
         P.O. Box 82
         The Pavilions
         Bridgwater Road
         Bristol BS99 7NH

Dear Sirs,

MARCONI CORPORATION PLC:
SCHEME OF ARRANGEMENT UNDER SECTION 425 OF THE COMPANIES ACT 1985 (THE "CORP SCHEME") MARCONI PLC:
SCHEME OF ARRANGEMENT UNDER SECTION 425 OF THE COMPANIES ACT 1985 (THE "PLC SCHEME" AND, TOGETHER WITH THE CORP SCHEME, THE "SCHEMES")

Pursuant to the terms of the Schemes and the Escrow and Distribution Agreement (the "AGREEMENT") dated 27th March, 2003 between, among others, Marconi Corporation plc, Marconi plc, Regent Escrow Limited, Bondholder Communications Group, The Bank of New York, The Law Debenture Trust Corporation p.l.c. and Philip Wallace and Richard Heis (in their capacity as Supervisors of the Schemes), we are giving this Letter of Instruction to you as Corp's share and warrant registrars. Capitalised terms used in this Letter of Instruction shall have the same meaning given to them in the relevant Scheme and the Agreement.

We hereby direct you as follows:

1. Each plc Shareholder on the register of members shall receive one New Share and such additional New Shares and Warrants as provided below.

2. The allocation of New Shares and Warrants to plc Shareholders shall be calculated as provided in clause 31(3) of the Corp Scheme.

3. Except as provided in paragraph 4, final allocations of New Shares and Warrants shall be distributed by you to the plc Shareholders as follows:

3.1 You shall transfer to your CREST securities account or that of your subsidiary which will operate the Corporate Nominee, such number of New Shares and Warrants as are allocated to plc Shareholders who hold share certificates in respect of plc Shares, are aged 18 or more and have a registered address in the United Kingdom, Channel Islands, Isle of Man or Ireland.

3.2 You shall transfer to the relevant plc Shareholders' CREST securities accounts by means of a USE message in CREST, such number of New Shares and Warrants as are allocated to plc Shareholders who hold their interests in plc Shares in CREST.

3.3 You shall issue new certificates to the relevant holders of the remainder of the New Shares and Warrants within five business days of the date of this Letter of Instruction.

3.4 All such transfers and issues shall be effected in such a way as not to incur stamp duty or stamp duty reserve tax.

4. Clauses 31(6) and (7) of the Corp Scheme shall apply in respect of plc Shareholders in certain jurisdictions and you will perform the responsibilities of the Registrars as referred to therein.

5. Following the issuance by the Supervisors of a Distribution Notice under one or both of the Schemes, the Escrow Trustee will procure that the Distribution Agent (on its behalf) transfers sufficient New Creditor Shares to you. Based on specific instructions given to you by the Escrow Trustee in relation to each such Distribution Notice, we hereby direct you as follows:

5.1 You shall transfer any New Creditor Shares to the CREST accounts designated in Claim Forms and in those Account Holder Letters which specify that New Creditor Shares are to be delivered in this manner by issuing USE instructions.

5.2 You shall issue and post any share certificates to the persons identified as receiving such in Claim Forms and the Account Holder Letters.

6.       This letter shall be governed by English law.

Yours faithfully,

By:___________________________________       By:________________________________
     For and on behalf of                         For and on behalf of
     Regent Escrow Limited                        Marconi Corporation plc
     (as Escrow Trustee)

By:___________________________________
     For and on behalf of
     The Bank of New York
     (as Distribution Agent)

                                   SIGNATORIES

EXECUTED as a deed                    )
by MARCONI CORPORATION PLC,           )     MICHAEL PARTON
acting by MICHAEL PARTON              )     director
and MARY SKELLY                       )
                                      )     MARY SKELLY
                                            secretary

EXECUTED as a deed                    )
by MARCONI PLC,                       )     MICHAEL PARTON
acting by MICHAEL                     )     director
PARTON and                            )
MARY SKELLY                           )     MARY SKELLY
                                            secretary

EXECUTED as a deed                    )
by REGENT ESCROW LIMITED,             )     MARY SKELLY
acting by MARY SKELLY and             )     director
CHRISTOPHER HOLDEN                    )
                                            CHRISTOPHER HOLDEN
                                            director

EXECUTED as a deed                    )
by THE BANK OF NEW YORK,              )
acting by ALISON MITCHELL             )     ALISON MITCHELL
acting on the authority of that       )
company in the presence of:           )

Witness's signature:       SUNJEEVE PATEL

Name:                      SUNJEEVE PATEL

Address:                   ONE CANADA SQUARE

                           LONDON E14 5AL

The COMMON SEAL of                    )
THE LAW DEBENTURE                     )     ABIGAIL HOLLADAY
TRUST CORPORATION p.l.c.              )     authorised signatory
was affixed to this                   )                           [SEAL AFFIXED]
deed in the presence of:              )
                                      )
                                            ROBERT BEBB
                                            authorised signatory

EXECUTED as a deed                    )
by BONDHOLDER                         )
COMMUNICATIONS GROUP,                 )     ROBERT APFEL
acting by ROBERT APFEL                )     President
acting on the authority of that       )
company in the presence of:           )

Witness's Signature:       DUNCAN WEBSTER

Name:                      DUNCAN WEBSTER

Address:                   ONE NEW CHANGE

                          LONDON EC4M 9QQ

EXECUTED as a deed                    )
by ANCRANE,                           )     CHRISTOPHER HOLDEN
acting by CHRISTOPHER                 )     director
HOLDEN and MARY                       )
SKELLY                                )
                                            MARY SKELLY
                                            secretary